UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CORTEVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CORTEVA
agriscience

2026 Proxy Statement and Notice of Annual Meeting

A year of
expanding value

Delivering
more to
every farm

9330 Zionsville Road

Indianapolis, Indiana 46268

March 19, 2026

LETTER FROM CHAIRMAN

AND CHIEF EXECUTIVE OFFICER

Dear Investor:

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to the Annual Stockholder Meeting of Corteva, Inc. (“Annual Meeting”), which will be held virtually on April 28, 2026 at 8:00 a.m. Eastern Time. Included with this letter, you will find a notice setting forth the agenda for the Annual Meeting, along with our Proxy Statement discussing these agenda items in more detail and how to participate in the Annual Meeting.

Our Performance

In 2025, our teams delivered solid performance in technology penetration, customer delivery and productivity that allowed us to continue to expand our earnings and margins. Given our strong results for the full year 2025, we returned more than $1.5 billion to stockholders during the year via dividends and share repurchases, while also investing in research and development and early-state disruptive technologies that will drive long-term value creation for our stockholders in the years to come.

As an agriculture technology company, our innovation on behalf of customers and our commitment to their productivity is the foundation of our ability to deliver long-term value for our stockholders and help sustain the planet by providing leading technology that support sustainable food and energy supplies. Our technologically advantaged products contributed significantly to our margin growth in 2025. In seed, EnlistTM E3 soybeans remained the number one soybean technology in the United States and the segment expanded its corn and soybean licensing income. In crop protection, we experienced volume gains across the portfolio, led by double-digit volume growth in biologicals and strong demand for new products. Finally, the execution on our business and operational strategy, as well as ongoing productivity initiatives, continue to allow us to optimize our resource allocation, including returns to stockholders, as well as investment in our research capabilities and disruptive technologies, to drive the long-term value creation for our stockholders and customers.

Your Highly Qualified Board of Directors

Your Board is recommending for election at this year’s Annual Meeting a slate of twelve highly qualified directors. At this Annual Meeting, two of our directors, Lamberto Andreotti and Michael Johanns, will retire. While we wish them well, in preparation for our proposed separation, we are excited to offer two additional director nominees, Jean-Marc Gilson and Christopher J. Policinski. Each of these individuals has been carefully vetted through our board assessment and refreshment processes to assure the right mix of expertise, experience, and perspective to provide the best possible oversight of the Company’s strategic direction. The Board slate proposed is varied in personal attributes, skill, and perspectives, while also being well-experienced in agriculture, chemical manufacturing, innovation, and technology.

Engagement

We believe it is essential to engage with all our stakeholders to assure that a mix of perspectives helps guide our value creation strategy. In 2025, Corteva engaged in constructive dialogue with stockholders representing approximately 48% of our outstanding common stock to hear their perspectives on Corteva’s business and innovation strategy, proposed separation, corporate governance policies, sustainability priorities, human capital management, and compensation practices.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. On behalf of the Board and management, we thank you for your continued investment in Corteva.

Sincerely,

Gregory R. Page Chair of Board	Charles V. Magro Chief Executive Officer and Director

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

At the 2026 Annual Meeting of Stockholders (the “2026 Meeting”), stockholders will vote on the following matters either by proxy or in person:

Date: April 28, 2026 Time: 8:00 a.m. Eastern Time Location: Virtually at – www.virtualshareholdermeeting.com/CTVA2026

Agenda:

1.
The election of 12 directors. The 12 nominees recommended by the Board of Directors are identified in the Proxy Statement.
2.
Advisory resolution to approve the executive compensation of the Company’s named executive officers.
3.
Advisory resolution to approve the frequency of the stockholder vote on executive compensation of the Company's named executive officers.
4.
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026.
5.
Transaction of any other business as may properly come before the 2026 Meeting.

How to Vote

Your vote is important. Whether or not you plan on attending the 2026 Meeting, please vote your shares as soon as possible by internet, telephone or mail.

BY INTERNET Follow the instructions on your enclosed proxy card	BY PHONE Follow the instructions on your enclosed proxy card	BY MAIL Use the postage-paid envelope provided

The Board of Directors of Corteva, Inc. (the “Board”) has set the close of business on March 9, 2026, as the record date for determining stockholders who are entitled to receive notice of the 2026 Meeting and to vote.

Proof of stock ownership is necessary to attend the 2026 Meeting. The 2026 Meeting will be a completely virtual meeting with no physical meeting location. Please see page 3 of the Proxy Statement for more information on attending virtually.

As permitted by U.S. Securities and Exchange Commission (the “SEC”) rules, proxy materials were made available via the internet. Notice regarding the availability of proxy material and instructions on how to access those materials were mailed to certain stockholders of record on or about March 19, 2026 (the “Notice”). These instructions include how to vote online and how to request a paper copy of the proxy materials. This method of notice and access gives the Company the opportunity to deliver proxy materials to stockholders in a lower cost, more environmentally sound manner.

Thank you for your continued support and your interest in Corteva, Inc.

Jennifer A. Johnson

Senior Vice President, Chief Legal and Public Affairs Officer & Corporate Secretary

March 19, 2026

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2026 by visiting

www.investordelivery.com

Cautionary Statement About Forward-Looking Statements

This Proxy Statement contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; the anticipated benefits, impacts, and timing of the proposed separation; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements.

Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond the company's control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the company's business, results of operations and financial condition. Some of the important factors that could cause the company's actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of the company's products; (ii) failure to successfully develop and commercialize the company's pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of the company's biotechnology and other agricultural products; (iv) failure to comply with competition and antitrust laws; (v) effect of changes in agricultural and related policies of governments and international organizations; (vi) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vii) effect of climate change and unpredictable seasonal and weather factors; (viii) effect of competition in the company's industry; (ix) competitor’s establishment of an intermediary platform for distribution of the company's products; (x) risks related to recent funding and staff reductions at U.S. government agencies; (xi) risk related to geopolitical and military conflict; (xii) effect of volatility in the company's input costs; (xiii) risks related to the company's global operations; (xiv) effect of industrial espionage and other disruptions to the company's supply chain, information technology or network systems; (xv) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the Corteva Separation; (xvi) impact of the company's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xvii) failure of the company's customers to pay their debts to the company, including customer financing programs; (xviii) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xix) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to the company; (xx) increases in pension and other post-employment benefit plan funding obligations; (xxi) risks related to pandemics or epidemics; (xxii) capital markets sentiment towards sustainability matters; (xxiii) the company's intellectual property rights or defense against intellectual property claims asserted by others; (xxiv) effect of counterfeit products; (xxv) the company's dependence on intellectual property cross-license agreements; and (xxvi) risks related to Corteva's separation from DowDuPont; and (xxvii) risks related to Corteva’s proposed separation, including, but not limited to, whether the objectives of the proposed separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the proposed separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the proposed separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the proposed separation process or separation itself; and the risk of any litigation as a result of, or relating to, the proposed separation.

Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” of our Annual Report on Form 10-K.

Our Website

No portion of the Company’s website, or the materials contained on it, have been made part of this Proxy Statement or our Annual Report on Form 10-K. Nor are any such portion of the Company’s website, or materials contained on it incorporated herein by reference, unless such incorporation is specifically mentioned herein.

Product Disclosures

Products with TM and ® are trademarks of Corteva Agriscience LLC and its affiliated companies. The transgenic soybean event in Enlist E3® soybeans is jointly developed and owned by Corteva Agriscience LLC and M.S. Technologies, L.L.C.

2026 Annual Meeting of Stockholders

Corteva, Inc.

TABLE OF CONTENTS

Proxy Statement Summary	ii	CEO Pay Ratio	63
Voting and Attendance Procedures	1	Pay For Performance	63
Corporate Governance	5
Board of Directors	5	Agenda Item 2:
Corporate Governance Policies	6	Advisory Resolution to Approve Executive Compensation	67
Board Committees	10

Related Person Transactions	14	Agenda Item 3:
Our Policies	14	Advisory Resolution to Approve the Frequency of the Stockholder Vote on the Executive Compensation of the Company's Named Executive Officers	68

Corporate Responsibility and Values	15

Agenda Item 1:
Election of Directors	18	Agenda Item 4:
Board Composition	18	Ratification of Independent Registered Public Accounting Firm	69
Director Nominees	21
Director Compensation	32	Fees Paid to Independent Registered Public Accounting Firm	70
Equity Compensation Plan Information	33
Beneficial Ownership of Company Stock	34	Audit Committee’s Pre-Approval Policies and Procedures	70

Compensation Discussion and Analysis	35	Report of the Audit Committee	71
Executive Summary	36
How We Determine Executive Compensation	38	Additional Information	72
Components of Our Executive Compensation Program		Future Stockholder Proposals	72
	40	Future Annual Meeting Business	72
How We Manage Compensation Risk	44	Future Director Nominee Through Proxy Access	72
2025 Compensation Decisions	45	Multiple Stockholders With the Same Address	72
2026 Compensation Design Changes	51	Electronic Delivery of Proxy Materials	73
		Copies of Proxy Material and Annual Report	73
Compensation of Executive Officers	52
2025 Summary Compensation Table	52	Appendix A: Non-GAAP Metrics	A-1
2025 Grants of Plan-Base Awards	55
Outstanding Equity Awards	56
2025 Option Exercises and Stock Vested	57
Pension Benefits	57
Nonqualified Deferred Compensation	59
Potential Payments Upon Termination or Change in Control	60
Compensation Committee Interlocks and Insider Participation	62
Compensation Committee Report	62

Corteva 2026 Proxy Statement | i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date and Time April 28, 2026 8:00 a.m. Eastern Time	Place Virtually at: www.virtualshareholdermeeting.com/CTVA2026	Record Date March 9, 2026

Meeting Agenda and Voting Recommendations

Agenda Item		Board Recommendation	Page
1:	Election of Directors	FOR all board nominees	18
2:	Advisory Resolution to Approve the Executive Compensation of the Company's Named Executive Officers	FOR	67
3:	Advisory Resolution to Approve the Frequency of the Stockholder Vote on Executive Compensation of the Company’s Named Executive Officers	FOR 1 YEAR	68
4:	Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	69

Corteva’s Background

Corteva is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed and crop protection technology solutions. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, Corteva is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, by equipping farmers with the superior agricultural technologies. Corteva leverages its competitive advantages to deliver reliable earnings, while taking actions to drive margin expansion and increase operating efficiency. At the same time, Corteva maintains a disciplined approach to capital allocation, balancing its investment in ongoing growth priorities with the return of capital to stockholders.

ii | Corteva 2026 Proxy Statement

PROXY STATEMENT SUMMARY

Director Nominees

You are being asked to vote on the election of 12 directors: Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Jean-Marc Gilson; Karen H. Grimes; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Christopher J. Policinski; Kerry J. Preete; and Patrick J. Ward. All directors are elected annually. Detailed information about the Board nominees’ background, skills, expertise, and personal attributes can be found in Agenda Item 1 (Election of Directors).

Name Age Current Position	Independent	Audit Committee	Governance and Compliance Committee	People and Compensation Committee	Sustainability and Innovation Committee	Other Current Public Boards
(As of the date of this Proxy Statement)
Klaus A. Engel, Ph.D. Age 69 Retired Chief Executive Officer, Evonik Industries AG						0
David C. Everitt Age 73 Retired President, Agricultural & Turf Division, Deere & Company						2
Janet P. Giesselman Age 71 Retired President and General Manager, Dow Oil & Gas						1
Jean-Marc Gilson Age 62 President & Chief Executive Officer Westlake Corporation						1
Karen H. Grimes Age 69 Retired Partner, Senior Managing Director & Equity Portfolio Manager, Wellington Management Company						1
Marcos M. Lutz Age 56 Chairman and Former Chief Executive Officer, Ultrapar Participações S.A.						2
Charles V. Magro Age 56 Chief Executive Officer, Corteva, Inc.						1
Nayaki R. Nayyar Age 55 Chief Executive Officer, Siteimprove A/S						1
Gregory R. Page Age 74 Retired Chairman & Chief Executive Officer, Cargill, Incorporated						2
Christopher J. Policinski Age 67 Retired President & Chief Executive Officer Land O'Lakes, Inc.						1
Kerry J. Preete Age 65 Retired Executive Vice President & Chief Strategy Officer, Monsanto Company						1
Patrick J. Ward Age 62 Retired Chief Financial Officer, Cummins Inc.						2

C = Chair

Corteva 2026 Proxy Statement | iii

PROXY STATEMENT SUMMARY

The table below sets forth key metrics and attributes regarding our director nominee slate.

Gender Diversity	Ethnic/Racial Diversity	Non-U.S. Born

92% Independent	5 years Average Tenure	65 years Average Age

11 of 12 Director nominees are independent
Independent Board committees

Corporate Governance Best Practices

As part of Corteva’s commitment to high ethical standards, the Board follows sound governance practices. These practices, which are summarized below, are described in more detail beginning on page 5 of the Proxy Statement and on the Company’s website at https://investors.corteva.com.

Annual Board elections
Director elections by a majority of votes cast
Directors not elected by a majority of votes cast are subject to the Company’s resignation policy
Independent Director executive sessions
Annual Board, committee, and individual director evaluations
Director orientation and education
Non-employee directors are required to hold equity compensation until minimum stock ownership guideline is met
Non-employee director stock ownership requirement of 5 times their annual cash retainer within 5 years
Executives and directors prohibited from hedging or pledging Company stock
Stockholder right to call special meetings (25% ownership threshold)
No super-majority stockholder voting requirements
Eligible stockholders are able to nominate directors through proxy access

iv | Corteva 2026 Proxy Statement

PROXY STATEMENT SUMMARY

The following summarizes key governance characteristics related to the executive compensation programs in which the named executive officers participate:

KEY EXECUTIVE COMPENSATION PRACTICES
Performance metrics to align pay with performance with a structure designed to discourage excessive risk-taking
Balanced short-term and long-term incentives using multiple performance metrics, which balance achieving near-term targets with investing for sustainable long-term growth through innovation
Rigorous stock ownership and retention requirements for our named executive officers
Significant focus on performance-based pay
A comprehensive compensation clawback policy
An independent compensation consultant to review and advise on executive compensation
Tally sheets to monitor executive compensation
Regular reviews of the People and Compensation Committee charter to ensure independence and adherence to best practices and priorities
Regular reviews of our peer group with the People and Compensation Committee to ensure appropriate benchmarking of our compensation programs
Annual say-on-pay votes
A sustainability modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s sustainability objectives
Regular engagement with our investors on the Company’s strategy, governance, and compensation programs
No single-trigger change in control agreements
Prohibition on hedging and pledging of Corteva securities by our executives and directors
Prohibition on option repricing, reloads, exchanges or options granted below market value
No tax gross-ups on benefits and perquisites (except for limited mobility benefits)
No dividends paid on unvested or unearned performance share units

Corteva 2026 Proxy Statement | v

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER

MEETING TO BE HELD ON APRIL 28, 2026

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2026 by visiting www.investordelivery.com

VOTING AND ATTENDANCE PROCEDURES

In this Proxy Statement and the accompanying proxy material, including a proxy card, you will find information on the Board, the Board’s nominees for election to the Board, and three other agenda items to be voted upon at the 2026 Meeting and any adjournment or postponement of the 2026 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement and the accompanying proxy card and other materials are first being distributed to stockholders on or about March 19, 2026.

Vote Your Shares in Advance

You may vote your shares by internet, telephone, or signing and returning the enclosed proxy or other voting instruction form. Your shares will be voted only if the proxy or voting instruction form is properly executed and received before the polls are closed at the 2026 Meeting. Except as provided below with respect to shares held in employee savings plans, if no specific instructions are given by you when you execute your voting instruction form, as explained on the form, your shares will be voted as recommended by the Board.

Changing Your Vote

You may change or revoke your proxy or voting instructions at any time before their use at the 2026 Meeting by (a) submitting another proxy or voting form on a later date, or (b) attending and voting at the 2026 Meeting. Your attendance at the 2026 Meeting will not automatically revoke your proxy unless you vote again at the 2026 Meeting. Be sure to submit votes for each separate account in which you hold Corteva common stock.

Recommendations of the Board

The Board recommends that you vote your shares on your proxy card or voting instruction form as follows:

•
FOR ALL of the directors nominated by the Board;
•
FOR the advisory resolution to approve the executive compensation of the Company's named executive officers;
•
FOR 1 YEAR, on the advisory resolution to approve the frequency of the stockholder vote on the executive compensation of the Company’s named executive officers; and
•
FOR the ratification of PwC as Corteva’s independent registered public accountants for fiscal year 2026.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. Our policy further provides that employees may confidentially vote their shares of Company stock held by employee savings plans, and we have appointed an independent tabulator and Inspectors of Election for the 2026 Meeting.

Dividend Reinvestment Plan Shares and Employee Savings Plan Shares

If you are enrolled in the direct stock purchase plan and the dividend reinvestment plan administered by Computershare Trust Company, N.A. (“Computershare”), the Corteva common stock owned on the record date by you directly in registered form, plus all shares of common stock held for you at Computershare, will appear together on a single proxy voting form. If no instructions

Corteva 2026 Proxy Statement | 1

VOTING AND ATTENDANCE PROCEDURES

are provided by you on an executed proxy voting form, your shares at Computershare will be voted as recommended by the Board.

Participants in various employee savings plans will receive a voting instruction form. Your executed form will provide voting instructions to the respective plan trustee. If no instructions are provided, the plan trustees and/or administrators for the relevant employee savings plan will vote the shares according to the provisions of the relevant employee savings plan. To allow sufficient time for voting, your voting instructions must be received by 11:59 p.m. Eastern Time on April 24, 2026. You may not vote your shares held in an employee savings plan in person at the 2026 Meeting.

Shares Outstanding and Quorum

At the close of business on the record date, March 9, 2026, there were 671,356,502 shares of Corteva, Inc. common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of at least 50% of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2026 Meeting.

Votes Required

For Agenda Item 1 (Election of Directors), each nominee must receive the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that each nominee must receive more FOR votes than AGAINST votes in order to be elected. For Agenda Item 2 (Advisory Resolution to Approve Executive Compensation of the Company's Named Executive Officers), Agenda Item 3 (Advisory Resolution to Approve the Frequency of the Stockholder Vote on Executive Compensation of the Company’s Named Executive Officers), and Agenda Item 4 (Ratification of the Appointment of the Independent Registered Public Accounting Firm), each proposal must receive the affirmative vote of a majority of votes cast (more FOR votes than AGAINST votes) with respect to such proposal in order to be approved. Abstentions will be included in determining the presence of a quorum at the 2026 Meeting. Abstentions and broker non-votes will not count as votes cast and will not affect the outcome of the vote for the proposals set forth in Agenda Items 1, 2, 3 or 4.

Broker Non-Votes

A broker non-vote occurs when brokers, banks, or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank, or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

Under the rules of the New York Stock Exchange, brokers, banks, and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is Agenda Item 4 (Ratification of the Appointment of the Independent Registered Public Accounting Firm). A broker, bank, or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors, and the approval, on a non-binding advisory basis, of the compensation paid to Corteva’s named executive officers.

Consequently, if you receive proxy materials only from Corteva and you do not submit any voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of PwC. If your shares are voted on this proposal as directed by your broker, bank, or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists, but will not be counted as votes cast with respect to such proposals.

A list of stockholders of record entitled to vote shall be open to any stockholder for any purpose relevant to the 2026 Meeting for ten days before the 2026 Meeting, during normal business hours, at the Office of the Corporate Secretary.

2 | Corteva 2026 Proxy Statement

VOTING AND ATTENDANCE PROCEDURES

How Votes Are Counted

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to a particular proposal, then your shares will be voted in line with the Board’s recommendations with respect to any such proposal, as folllows: (i) FOR the election of the Board’s 12 director nominees; (ii) FOR the non-binding advisory resolution approving the compensation paid to Corteva’s named executive officers; (iii) FOR 1 YEAR as the frequency of the stockholder vote on the executive compensation of Corteva's named executive officers; and (iii) FOR the ratification of the appointment of PwC as Corteva’s independent public accounting firm for fiscal year 2026. If you submit a proxy card marked “abstain” on any item, your shares will not be voted on that item so marked and your vote will not be included in determining the number of votes cast on that matter.

If your shares are held of record by a bank, broker, or other nominee, Corteva urges you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting at the 2026 Meeting.

As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the 2026 Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card to whom you are granting your proxy to vote in accordance with their good faith business judgment as to what is in the best interests of Corteva on such matters.

Proxy Solicitation on Behalf of the Board

Corteva is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2026 Meeting or an adjournment or postponement thereof. Directors, officers and employees may solicit proxies on behalf of the Company’s Board in person, by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard. Corteva will reimburse brokers and other nominees for their expenses in forwarding proxy solicitation materials to holders.

Attending the 2026 Meeting

Our 2026 Meeting will be a completely virtual meeting with no physical meeting location. The meeting will only be conducted via live webcast. We believe this format will allow for greater participation of our stockholders generally, and reduced expense to the Company and the environment. Conducting a virtual meeting will also allow stockholders who are unable to travel, whether due to cost, disability, or other personal or business constraint, to partake in the meeting.

Attendance at the 2026 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and invited guests of the Company. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/CTVA2026 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the voting instructions that accompanied your proxy materials.

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the 2026 Meeting as if it been held in a physical location.

Stockholders may log into www.proxyvote.com if they want to submit questions in advance of the meeting. Pre-meeting questions will be cut-off at 11:59 p.m. Eastern Time on April 24, 2026 to provide the Company time to respond and post both the questions and responses at the 2026 Meeting.

The 2026 Meeting will begin promptly at 8:00 a.m. Eastern Time on April 28, 2026 and stockholders will have another opportunity to ask questions during the meeting. If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CTVA2026, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered in connection with the 2026 Meeting, subject to reasonable time constraints. Questions regarding personal matters, including those related to employment or product or service issues, are not pertinent to meeting matters and therefore will not be answered. The Rules of Conduct for the 2026 Meeting will be available on

Corteva 2026 Proxy Statement | 3

VOTING AND ATTENDANCE PROCEDURES

the meeting platform, as well as Corteva’s investor relations website, https://investors.corteva.com. Questions answered in connection with the 2026 Meeting will also be posted to the Company’s investor relations website following the conclusion of the 2026 Meeting.

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. Technical support will be available starting at 7:45 a.m. Eastern Time on April 28, 2026 and through the conclusion of the 2026 Meeting.

Other Matters

The Board does not intend to present any business at the 2026 Meeting that is not described in this Proxy Statement. The enclosed proxy or other voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board is not aware of any other matter that may properly be presented for action at the 2026 Meeting.

4 | Corteva 2026 Proxy Statement

CORPORATE GOVERNANCE

Strong corporate governance supports our core values, and, as a result, Corteva is committed to applying sound corporate governance practices, which align with the interests of our stockholders and support the highest levels of integrity in the operation of our Board. Within this section, you will find information about our Board and corporate governance policies and practices.

BOARD OF DIRECTORS

Nomination Process. All candidates for Board membership are evaluated by the Governance and Compliance Committee. In evaluating candidates, including existing Board members, the Governance and Compliance Committee considers an individual candidate’s personal and professional responsibilities and experiences, the then-current composition of the Board, and the challenges and needs of the Company in an effort to ensure that the Board, at any time, is comprised of an intellectually diverse group of members who, individually and collectively, best serve the needs of the Company and its stockholders. The Governance and Compliance Committee also utilizes recommendations from a leading, global third-party search firm, whose function is to assist in identifying qualified candidates and to validate the background and reputation of any potential candidates. In general, and in giving due consideration to the composition of the Board at the time a candidate is being considered, the Governance and Compliance Committee considers each potential nominee’s:

•
integrity and demonstrated high ethical standards;
•
experience with business administration processes and principles;
•
ability to express opinions, raise difficult questions, and make informed, independent judgments;
•
knowledge, experience, and skills in one or more specialty areas (such as agriculture or chemical industry, regulatory or governmental affairs, accounting or finance, product development, technology, global operations, or corporate strategy);
•
ability to devote sufficient time to prepare for and attend Board meetings;
•
willingness and ability to work with other members of the Board in an open and constructive manner;
•
ability to communicate clearly and persuasively; and
•
diversity with respect to other characteristics, which may include professional and leadership experience, specialized education and skills, and personal attributes.

Additionally, with the Company's proposed separation, the Board has been evaluating and will continue to evaluate candidates to support the formation of two independent public company boards to oversee each of the specific needs of the crop protection and seed businesses.

Inclusion. The Board is committed to inclusion and supportive of board candidates from underrepresented communities and socioeconomic backgrounds. We have taken steps to identify and retain Board candidates representative of the Company’s global operations and diverse backgrounds, including with respect to skills, education, professional experience, personal attributes, gender, ethnicity, race, nationality, and age. When selecting Board candidates, the Board is focused on the individual's experience in the context of the needs of the Board, including for this year the Board's needs with respect to the proposed separation, in the pool of potential candidates available and under consideration, while balancing the need to identify candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board. During any Board refreshment process, we are mindful that we want the best talent for our Board and that our Board aspires to be representative of the communities and geographies in which we operate globally.

Stockholder Nomination Process. Stockholders who wish to submit names to be considered by the Governance and Compliance Committee for nomination for election to the Board of Directors may do so by contacting us through the Corporate Secretary Office, Corteva, Inc., 1000 N. West Street, Suite 900, Wilmington, Delaware 19801 and should submit the following information:

•
the name and record address of the stockholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated,
•
the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder or such other person,

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CORPORATE GOVERNANCE

•
a description of all arrangements or understandings between such stockholder and any such other person or persons or any nominee or nominees in connection with the nomination by such stockholder,
•
such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to SEC rules, had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a consent signed by each such nominee to be named in the proxy statement for the annual meeting as a nominee and to serve as a director of the Company if so elected,
•
a representation that such stockholder intends to appear in person or by proxy at the annual meeting to make such nomination,
•
a duly executed representation that, if elected as a director of the Company, the proposed nominee shall comply with the Company’s Codes of Conduct and Corporate Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Company policies and guidelines applicable to directors, as well as any applicable law, rule, or regulation or listing requirement, and
•
a completed and duly executed written questionnaire with respect to the background of the nominating stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Corporate Secretary upon written request).

Stockholders wishing to nominate a director should follow the specific procedures set forth in the Company’s Bylaws.

CORPORATE GOVERNANCE POLICIES

Director Independence. The Board has made the determination that all director nominees standing for election, except Mr. Magro, are independent according to applicable SEC rules and regulations, and the New York Stock Exchange listing standards. It is the policy of the Board that every member of the Audit, People and Compensation, and Governance and Compliance Committees should be an independent director. The charters of each of these committees and the Board's Corporate Governance Guidelines are available free of charge on the “Governance” section of the Company’s website at https://investors.corteva.com or upon written request to Corteva, Inc., 1000 N. West Street, Suite 900, Wilmington, Delaware 19801, Attention: Corporate Secretary Office. Changes to any committee charter or the Corporate Governance Guidelines will be reflected on the Company’s website.

Board Leadership Structure. Mr. Page is an independent director and currently serves as Chair of the Board. Our Corporate Governance Guidelines require the appointment of an independent Lead Director if our Chair is not independent. The term of any such Lead Director would be expected to be at least one year. We believe having an independent chair (or independent Lead Director, in an independent chair’s absence) focused on risk oversight, best positions our CEO to focus on strategic execution.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, regulatory, market, financial compliance, operational, and reputational risks. We utilize an enterprise risk management program to identify Corteva’s most significant risks and then prioritize our risk mitigation activities and resources around these risks. To support our corporate goals and objectives, risk appetite, and business and risk mitigation strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board.

Our enterprise risk management program is managed by the Company’s risk director, who supports the Company’s management in setting the Company’s risk appetite and in the identification and prioritization of Company risks and risk mitigation activities. The risk director reports to the Company’s Vice President, Chief Risk and Compliance Officer, who in turn reports to our Senior Vice President, Chief Legal and Public Affairs Officer. The Governance and Compliance Committee retains oversight of the enterprise risk management program and makes recommendations for delegations of the oversight of certain risks to the Board’s committees. In addition to management providing the Board directly and through its committees regular enterprise risk management program updates through the year, the Vice President, Chief Risk and Compliance Officer has regularly scheduled executive sessions with the Governance and Compliance Committee.

6 | Corteva 2026 Proxy Statement

CORPORATE GOVERNANCE

The Board is committed to strong, independent oversight of management and risk through a governance structure that includes our Board committees. Under our structure, it is management’s responsibility to manage risk and identify risks that are significant to the Company. The Board has oversight responsibility for the process established to report and monitor the most significant risks applicable to the Company. The Board administers its risk oversight role directly and through its committee structure and the committees provide regular reports to the full Board at Board meetings. Additionally, the materials for each Board committee are made available to all directors. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors	Audit Committee	People and Compensation Committee	Governance and Compliance Committee	Sustainability and Innovation Committee
•
Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans and capital allocation strategy
•
Acquisitions and divestitures
•
Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation
•
Business continuity
•
Sustainability reporting

•
Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting
•
Supervision and selection of our external and internal auditors
•
The Company's capital structure and use of hedging and derivatives
•
Cybersecurity, ransomware, and artificial intelliegence risks
• Risks related to the design of our executive compensation programs, plans, and arrangements • Succession planning and human capital management • Inclusion strategies and employee engagement
•
Governance structures and processes
•
Director succession planning
•
Compliance and ethics programs
•
Enterprise risk management program
•
Public policy matters and political giving
•
Environmental, health, and safety risk management programs
• Innovation pipeline and research and development practices and investment performance • Product safety • Sustainability strategy • Climate change and biodiversity strategies and targets

Meetings. During 2025, the Board met eleven times. The Board’s standing committees met the number of times shown below:

Committee	Number of Meetings
Audit	10
People and Compensation	7
Governance and Compliance	5
Sustainability and Innovation	5

Our Corporate Governance Guidelines provide an expectation that the members of our Board of Directors attend all meetings of the Board and committees of which they are a member, along with attending our annual meeting of stockholders. In 2025, all directors attended more than 75% of the aggregate of the total number of Board meetings and meetings of the committees on which the director served. All directors except Mr. Lutz attended the Company’s 2025 Annual Meeting of Stockholders.

Limits on Other Directorships. Pursuant to our Corporate Governance Guidelines, directors who are employed as an executive officer of another public company may only serve on a total of two public company boards, including the board of the company

Corteva 2026 Proxy Statement | 7

CORPORATE GOVERNANCE

with which he or she is employed. Additionally, directors, who are not current executive officers of a public company, may serve on a maximum of four public company boards, including our Board.

Our current outside directorship limits are set at a level that allow the Company to compete for board talent with the appropriate levels of expertise and experience needed to provide effective oversight for our industry.

Board Refreshment. As part of the Company’s Board refreshment process, our Certificate of Incorporation provides that all directors stand for election at each annual meeting of stockholders. Our Corporate Governance Guidelines provide that no director may stand for reelection to the Board after reaching age 75. The Board may in unusual circumstances and for a limited period of time ask a director to stand for reelection after the prescribed retirement date.

On February 28, 2025, Rebecca B. Liebert, Ph.D. retired from our Board to pursue other professional opportunities. Additionally, consistent with our mandatory retirement policy, Messrs. Andreotti and Johanns will retire at the conclusion of this Annual Meeting. With these retirements in 2026, the Board previously expected to close these two Board seats. However, in anticipation of the Company's proposed separation the Board has replaced Messrs. Andreotti and Johanns with two new nominees, Messrs. Gilson and Policinski. The Board continues to aspire to have the boards of directors of each of its separated companies become over time boards in size and gender composition aligned with the norms for companies of their respective size.

Committee Refreshment. The Governance and Compliance Committee evaluates its committee composition and committee chairs for potential changes annually. The Board typically expects to rotate its committee chairs every 5 years, with the incoming committee chair serving on such committee for a minimum of one year prior to his or her appointment. The outgoing committee chair is expected to serve on such committee for a minimum of an additional year to ensure an orderly transition. Under the Company's Corporate Governance Guidelines, while the Board is expected to generally follow the principles above, the Board also may take into account Company facts and circumstances, and any other factors the Board believes are appropriate, to determine the appropriate rotation of committee chairs and to select the individuals best-suited to serve in these roles.

Board Annual Performance Reviews. Under the Company’s Corporate Governance Guidelines, the Board annually conducts a self-evaluation of the Board’s performance as a whole. In addition, the Board annually evaluates individual director performance and effectiveness, with a minimum of one-third of the directors being evaluated each year on a staggered basis. The performance and effectiveness of each standing committee of the Board is also evaluated on an annual basis in accordance with their respective written charter. At least every three years, an evaluation of the Board’s performance and effectiveness will be conducted by an independent, third party overseen by the Governance and Compliance Committee. This may be conducted in substitute of, or separate from, an internally administered annual self-evaluation of the Board’s performance. For 2025, while the board, committee, and individual director assessments were completed, the third party evaluation was postponed in light of the Company's proposed separation.

8 | Corteva 2026 Proxy Statement

CORPORATE GOVERNANCE

EVALUATION PROCESS REVIEW	WRITTEN QUESTIONNAIRES	EVALUATIONS AND WRITTEN REPORTS	REVIEW RESULTS	ACT ON RESULTS
Governance and Compliance Committee reviews the design and format of the annual process for evaluating the Board, each committee, and individual directors.	Directors complete written questionnaires to assess the Board and each committee. The independent board chair or another facilitator conducts one-on-one interviews with each director.	Responses are evaluated and written reports with the assessment results and comments without attribution to individual directors are prepared for the Board and each committee.

The board chair reviews the board assessment results with the Board and individual director assessments with the individual directors. The chair of each committee reviews its assessment with the respective committee.

Results of assessment reviews inform changes to policies, practices, and procedures; future Board and committee agendas; and Board refreshment and committee rotation decisions.

Our Board, committee, and individual director evaluations are collectively designed to solicit input and perspective on various topics, including:

•
Board structure, size, and composition, including director skills, diversity, and experience, and the need for Board refreshment
•
Committee structure and allocation of responsibilities
•
Conduct of meetings, including cadence, length, and opportunity for director input and meaningful discussion
•
Materials and information, including quality, timeliness, and relevance
•
Future agenda topics and priorities for the Board and each committee

•
Director orientation and education
•
Director performance, including attendance, preparation, and participation
•
Access to management and internal and external experts, resources, and support
•
Committee process, member and chair performance, and management support
•
Performance of the Board chair, including communication, relationship with management, availability, focus on appropriate issues, and inclusiveness

Stock Ownership Policy for Non-Employee Directors. The Company’s Corporate Governance Guidelines provide stock ownership guidelines, which require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Each non-employee director is also required to hold all equity-based compensation until the director meets the stock ownership guideline. For more information about the stock ownership policy for executive officers, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Executive Sessions. Pursuant to our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions. The Chair presides over these meetings and generally occur with each regularly scheduled meeting of the Board.

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CORPORATE GOVERNANCE

Code of Conduct. We have adopted a written Code of Conduct for directors as well as a Code of Conduct applicable to all officers and employees. Additionally, we maintain a written Code of Financial Ethics, applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business, as well as the accuracy of our financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications, and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these documents are available free of charge on the “Governance” section of the Company’s website at https://investors.corteva.com or otherwise upon written request addressed to Corteva, Inc., 1000 N. West Street, Suite 900, Wilmington, Delaware 19801, Attention: Corporate Secretary Office.

Director Continuing Education. Pursuant to our Corporate Governance Guidelines, the Company provides new directors with an orientation to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values, including ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of background materials, meetings with senior executives, and visits to Company facilities. When orientations are held, all directors are invited to take part. The Governance and Compliance Committee regularly evaluates and identifies opportunities to provide directors with ongoing education, including visits to Corteva operations, facilities, and business partners across the globe. In addition to direct education, management provides regular business updates and other ad hoc communications to our Board to keep them abreast of matters relevant to our business and industry.

Communications with the Board. Stockholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors, by writing to such individual or group c/o Corporate Secretary Office, Corteva, Inc., 1000 N. West Street, Suite 900, Wilmington, Delaware 19801. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in her discretion, not to forward certain items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, the Corporate Secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

BOARD COMMITTEES

Committees perform many important functions on behalf of the Board. The responsibilities of each committee are stated in their respective committee charters, which are available on the Company’s website, https://investors.corteva.com under “Governance”.

The Board, upon the recommendation of the Governance and Compliance Committee, elects members to each committee and has the authority to change committee chairs, memberships, and the responsibilities of any committee as set forth in the Bylaws.

The Board currently has four standing committees: (i) Audit Committee; (ii) Governance and Compliance Committee; (iii) People and Compensation Committee; and (iv) Sustainability and Innovation Committee. All members of the Committees are independent under the Board’s Corporate Governance Guidelines and applicable New York Stock Exchange Rules. The Board has determined that Messrs. Page and Ward, along with Ms. Grimes are each “audit committee financial experts” within the meanings of the applicable SEC Rules. The Board from time-to-time establishes ad-hoc committees or sub-committees to oversee matters of special interest to the Board.

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CORPORATE GOVERNANCE

A brief description of the current composition and responsibilities of each committee are as follows:

AUDIT COMMITTEE				Number of Meetings in 2025: 10

Patrick J. Ward (Chair)	Karen H. Grimes	Michael O. Johanns	Nayaki R. Nayyar	Gregory R. Page

KEY RESPONSIBILITIES:

•
Selects, engages, and replaces, as appropriate, the Company’s independent registered public accounting firm to audit the Company’s Consolidated Financial Statements and internal control over financial reporting.
•
Reviews and approves the Audit Committee Pre-Approval Policy of audit and non-audit services provided by the Company’s independent registered public accounting firm.
•
Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.
•
Reviews effectiveness of the Company’s systems, procedures, and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.
•
Reviews the scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and evaluates the performance of both.
•
Reviews services provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.
•
Establishes procedures for the receipt, retention, and resolution of complaints regarding accounting, internal controls, or auditing matters.
•
Reviews and approves the Company’s internal audit plan.
•
Reviews several times a year the Company’s cybersecurity risks and mitigation activities.

Governance and Compliance Committee					Number of Meetings in 2025: 5

Janet P. Giesselman	Klaus A. Engel	David C. Everitt	Michael O. Johanns	Nayaki R. Nayyar	Gregory R. Page
(Chair)

KEY RESPONSIBILITIES:

•
Develops and recommends to the Board a set of corporate governance guidelines for the Company.

Corteva 2026 Proxy Statement | 11

CORPORATE GOVERNANCE

•
Establishes the process for identifying and evaluating director nominees, determines the qualifications, qualities, skills, and other expertise required to be a director, and recommends to the Board nominees for election to the Board.
•
Oversees the annual assessment of the Board, its committees, and the individual directors.
•
Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct and Code of Financial Ethics, Certificate of Incorporation, Bylaws and Committee charters.
•
Oversees the Company’s ethics and compliance programs, including compliance with the Company’s Code of Conduct and Code of Financial Ethics.
•
Reviews and monitors the Company’s enterprise risk management program.
•
Reviews the Company’s public policy positions, strategy regarding political engagement, and public reputation management.
•
Oversees and advises the Board on the Company’s environment, health, safety, and security (“EHS&S”) risk management programs.

People and Compensation Committee					Number of Meetings in 2025: 7

Kerry J. Preete (Chair)	Lamberto Andreotti	Karen H. Grimes	Marcos M. Lutz	Patrick J. Ward

KEY RESPONSIBILITIES:

•
Assesses current and future senior leadership talent for Company officers.
•
Assists the Board in the CEO succession planning process.
•
Reviews and approves the Company’s programs for executive development, performance, and skills evaluations.
•
Evaluates the Company’s progress on inclusions, diversity and equity initiatives and aspirations no less than annually.
•
Reviews and approves the goals and objectives relevant to the CEO’s compensation, oversees the performance evaluation of the CEO based on such goals and objectives, and, together with the other independent members of the Board of Directors, determines and approves the CEO’s compensation based on this evaluation.
•
Determines the compensation and employment arrangements of the Company’s executive officers other than the CEO.
•
Evaluates the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, including strategies that could mitigate any such risk.
•
Works with management to develop the Compensation Discussion and Analysis and other compensation disclosures for inclusion in the Company’s SEC filings.
•
Evaluates the voting results from say-on-pay or other compensation stockholder proposals.
•
Recommends non-employee directors’ compensation to the Board of Directors.
•
Retains any compensation consultants that the Committee, in its sole discretion, deems appropriate to fulfill its duties and responsibilities; the Committee sets the compensation and oversees the work of the consultants, including approval of an applicable executive compensation peer group.

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CORPORATE GOVERNANCE

Sustainability and Innovation Committee (“S&I”)					Number of Meetings in 2025: 5

Klaus A. Engel (Chair)	Lamberto Andreotti	David C. Everitt	Janet P. Giesselman	Marcos M. Lutz	Kerry J. Preete

KEY RESPONSIBILITIES:

•
Oversees and assesses all aspects of the Company’s science and technology capabilities in all phases of its activities in relation to its strategies and plans, including the development of key technologies and major science-driven innovation initiatives essential to the long-term success of the Company.
•
Makes recommendations to the Board and the management of the Company to continually enhance the Company’s science and technology capabilities, including reviewing the Company’s external science and technology alliances and licensing arrangements.
•
Assesses the effectiveness of, and advises the Board on, corporate responsibility programs and initiatives, and sustainability policies and programs and matters impacting the Company’s public reputation.
•
Monitors climate change and biodiversity risks, plans, and targets, and annual reviews of the progress against such targets.
•
Reviews and provides input to management regarding the management of current and emerging sustainability trends and reports periodically to the Board on sustainability matters affecting the Company.

2025 Committee Membership

All of our standing committees consist entirely of independent directors. Therefore, Mr. Magro does not serve as a member of any of our standing committees. A list of the independent directors and their respective committee memberships during 2025 is set forth below.

In connection with Dr. Rebecca Liebert’s retirement, Dr. Engel became the Chair of the Sustainability and Innovation Committee effective March 1, 2025. At that time, Mr. Johanns also replaced Dr. Engel on the Audit Committee. On May 1, 2025, Mr. Preete replaced Mr. Andreotti as the Chair of the People and Compensation Committee.

2025 Committee Membership
3
Director	Audit	Governance and Compliance	People and Compensation	Sustainability and Innovation
Lamberto Andreotti
Klaus A. Engel
David C. Everitt
Janet P. Giesselman
Karen H. Grimes
Michael O. Johanns
Rebecca B. Liebert
Marcos M. Lutz
Nayaki R. Nayyar
Gregory R. Page
Kerry J. Preete
Patrick J. Ward

C = Chair

Corteva 2026 Proxy Statement | 13

RELATED PERSON TRANSACTIONS

OUR POLICIES

The Board adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under the policies and procedures, the Governance and Compliance Committee (or any other committee comprised of independent directors designated by the Board) reviews the relevant facts of all proposed Related Person Transactions and either approves, disapproves, or ratifies the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate:

(i)
the commercial reasonableness of the transaction;
(ii)
the materiality of the Related Person’s direct or indirect interest in the transaction;
(iii)
whether the transaction may involve a conflict of interest, or the appearance of one;
(iv)
whether the transaction was in the ordinary course of business; and
(v)
the impact of the transaction on the Related Person’s independence under our Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Corteva and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance and Compliance Committee for ratification. If the Governance and Compliance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under Corteva’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which:

(i)
Corteva (and/or its subsidiaries) was, is, or will be a participant;
(ii)
the aggregate amount involved exceeds $120,000 in any fiscal year; and
(iii)
any Related Person had, has, or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of Corteva’s last fiscal year was:

(i)
a director or an executive officer of Corteva or a nominee to become a director of Corteva;
(ii)
any person who is known to be the beneficial owner of more than 5% of any class of Corteva’s outstanding common stock; or
(iii)
any immediate family member of any of the persons mentioned above.

14 | Corteva 2026 Proxy Statement

CORPORATE RESPONSIBILITY AND VALUES

OVERVIEW

Corteva believes that it is our responsibility to create a sustainable business for our stockholders, as well as for farmers so they can deliver on the word’s needs for food, energy and clothing. While our world population is growing, our agricultural resources are not. Therefore, Corteva is focused on continuing to drive sustainable agricultural innovation that brings progress and prosperity for our stockholders and farmers, while contributing to food and energy security for all. For us this means our sustainability programs are driven by our business strategy and our competitive advantage in innovation, while encompassing social, economic, and ecological considerations critical to achieving global food and energy security. With these drivers in mind, Corteva’s sustainability programs and initiatives are built around three focus areas: sustainable innovation; biodiversity; and climate. As part of these programs, we are encouraging sustainable agriculture by developing corn hybrids resistant to insects, diseases and herbicides, developing selective crop protection applications that limit impacts to the environment, and investing in an innovative workforce, research and development, and advanced technologies that will provide growers with the tools to farm in a world with less arable land and more unpredictable weather conditions.

Corteva believes that companies contribute to sustainable growth efforts by engaging in regular, open dialogue with stakeholders about community and company issues and working together to solve problems. This includes our stockholders. In 2025, we continued our engagement efforts by meeting with stockholders representing approximately 48% of our common stock, outstanding as of December 31, 2025. These engagements included meetings with Corteva’s Board Chair, Chief Executive Officer and other members of management to discuss the Company’s business and innovation strategy, proposed separation, corporate governance policies, sustainability priorities, human capital management, and compensation practices, among other matters.

Risks related to the sustainability of Corteva’s business, as well as progress on its sustainability initiatives, are overseen by our Board and its committees. Our executive leadership team is supported by senior management committees that make recommendations to our executive leadership team, as well as implement Corteva’s sustainability initiatives and responsible corporate practices. While the Board holistically oversees Corteva’s reporting on its governance and sustainability impacts, policies, and strategies, the table below outlines the Committees responsible for overseeing specific risks, policies and practices related to the Company’s corporate responsibilities and the long-term sustainability of its business.

Sustainability & Innovation	Governance & Compliance	People & Compensation	Audit
Sustainable Innovation	Environmental, Health & Safety	Human Capital Management	Cybersecurity
Product Stewardship	Ethics & Compliance	Inclusion & Belonging	Tax
Climate Adaptation	Political Engagement
Biodiversity

Transparency and Accountability

Corteva provides transparency to its stakeholders on its sustainability progress through its sustainability impact reporting, which includes disclosures responsive to the Global Reporting Initiative (“GRI”), Sustainability Accounting Standards Board (“SASB”), the Task Force on Climate-Related Financial Disclosures (“TCFD”), and the Task Force on Nature-related Financial Disclosures (“TNFD”). More information may be found in our 2025 Impact Report, which is expected to be published in early April 2026.

Ethical and Secure Supply Chains

Corteva, where practicable utilizes multi-sourced supply chains designed to be resilient and reflect the high expectations Corteva sets for its suppliers. Corteva expects its suppliers to act consistently with Corteva’s values and to abide by our Supplier Code of Conduct, which establishes our policies with respect to fair wages, discrimination, human rights, ethical procurement

Corteva 2026 Proxy Statement | 15

CORPORATE RESPONSIBILITY AND VALUES

practices, record-keeping, and compliance with applicable laws. Corteva will not tolerate the use of child or forced labor in any of its global operations and facilities. We, likewise, expect our suppliers and contractors to uphold our principles with respect to child and forced labor. Our Supplier Code of Conduct and Child and Forced Labor Statement may be found under the “Supplier Center” section of our website: https://www.supplier-center.corteva.com/.

Political Activities

Corteva is committed to participating constructively in the political process with the ultimate goals of advancing and protecting the best interests of the Company, our stockholders, and employees. The political process significantly impacts Corteva through government policies, legislation, and regulatory decisions. We are fully committed to conducting our political activities ethically and in compliance with our policies and all applicable campaign finance laws and reporting requirements. In 2025, Corteva was named one of the top decile of companies in Wharton’s Zicklin Center for Political Accountability’s “CPA-Zicklin Index” earning trendsetter status for its high level of transparency. More information related to Corteva’s policies, and its political spending can be found at: https://www.corteva.com/who-we-are/political-disclosures.html.

Human Capital Management

We believe that attracting, retaining, and developing members of our workforce is key to the sustainability of our business and developing our pipeline for leadership. Our leadership is focused on fostering an environment in which employees are contributing fully and able to win for themselves, for Corteva and for our customers and stockholders. Corteva aims to attract the best employees, to retain those employees through offering career development and training opportunities while also prioritizing their safety and wellness in an inclusive and productive work environment. In order to promote this environment, Corteva prioritizes professional development, as well as inclusion and belonging initiatives, and then monitors their effectiveness by measuring employee engagement surveys, employee representation, and pay equity, along with reviews of its leadership succession pipelines.

We believe by supporting inclusion and belonging for employees of all backgrounds, Corteva can attract, retain, and engage the best talent and nurture a workforce with a greater variety of skills, perspectives, backgrounds and experiences, which we expect to foster the diversity of thought needed to drive our innovative culture into the future.

Inclusion and Belonging Approach

Corteva’s Chief People Officer leads the Company's inclusion and belonging approach, which is overseen by our People and Compensation Committee. In order to meet the Company's goals of attracting, retaining, and engaging the best talent, Corteva strives to invest in human capital for the long-term, promote and monitor its culture and inclusiveness, and prevent discrimination. To this end, Corteva:

•
Maintains a Code of Conduct that prohibits discrimination
•
Conducts periodic pay equity studies
•
Does not mandate employee arbitration with respect to employee discrimination or harassment claims
•
Provides a global parental leave policy
•
Conducts annual employee engagement surveys to monitor employee engagement and inclusivity, as well as the Company's culture and ethics
•
Maintains nine, voluntary business resource groups, open to all employees to provide opportunities for connection and professional development

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CORPORATE RESPONSIBILITY AND VALUES

The People and Compensation Committee conducts regular reviews of the Company’s leadership pipelines for its business lines and critical functions. During these sessions, the People and Compensation Committee reviews the Company's long-term and emergency succession plans for its executives and senior management, talent recruitment and development processes and plans, and the future skills, experiences, and personal attributes needed for the Company's workforce.

To support ongoing employee engagement, Corteva’s management provides employee professional and personal growth opportunities through various programs and efforts described in the table below.

Talent Development
•
Developing talent through self-service courses, mentoring, and customized curriculums — providing resources to strengthen our workforce’s professional skills
•
Encouraging employees to grow their networks by collaborating with partners across a quickly evolving agriculture landscape
•
Career planning, that provides a clear path for progress, with experiences built to develop future leaders
•
Paid tuition program and opportunities to attend industry shaping events
•
Offering competitive total rewards, meaningful work, and learning opportunities that feed personal growth and well-being

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AGENDA ITEM 1:

ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is elected annually and currently consists of twelve members, with Mr. Page serving as its Chair.

Our Board believes in maintaining a well-rounded membership, complete with diverse qualifications, skills, experiences, and personal attributes that support not only the Company’s business needs, but that also provide a current, holistic approach to the Company’s business model as a whole. Our Board has developed a deep and varied skill set, with a membership that reflects a comprehensive spectrum of both professional and personal experiences. The Board is committed to inclusion at the Board level and has taken steps to identify and retain candidates, which are diverse with respect to skills, experience, education, gender, ethnicity, race, nationality, and age, skills, and experience in the context of the needs of the Board in the pool of potential candidates available and under consideration, while balancing the need to identify and attract candidates for nomination that add to, or otherwise complement, the skills and qualifications of its existing members through regular refreshment of our Board.

The Governance and Compliance Committee, along with our Board, believe that our stockholders benefit from a Board drawing upon a broad array of experiences and backgrounds. Consistent with our priorities, the Board has nominated a strong slate of candidates consisting of: Klaus A. Engel; David C. Everitt; Janet P. Giesselman; Jean-Marc Gilson; Karen H. Grimes; Marcos M. Lutz; Charles V. Magro, Nayaki R. Nayyar; Gregory R. Page; Christopher J. Policinski; Kerry J. Preete; and Patrick J. Ward. The below metrics summarizes key attributes of this year's director nominees.

Gender Diversity	Ethnic/Racial Diversity	Non-U.S. Born

92%	5 years	65 years
Independent	Average Tenure	Average Age

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AGENDA ITEM 1: ELECTION OF DIRECTORS

The Governance and Compliance Committee and the Board carefully considered the qualifications, skills, and experience of each nominee when concluding that this year’s nominees should serve on the Board. The chart below highlights certain of the diverse sets of skills, knowledge, background, attributes, and experience that are represented on our Board:

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX

Skills and Experience
C-Suite Executive Leadership Experience Business and strategic management experience from service in a significant leadership position, such as CEO, CFO or other senior executive role

Other Public Company Board Service (within last 5 years)

Experience serving on the boards of other public companies, which provides an understanding of corporate governance practices and the dynamics and operation of a corporate board, management accountability and protecting shareholder interests

Agriculture and/or Chemical Industry Experience In-depth knowledge of our industry, operations, and competitive environment

Accounting/Finance/Financial Reporting Expertise

Experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor, or experience actively supervising such person(s); possessing deep financial literacy and understanding of financial reporting, budgeting, and financial strategy

Capital Markets Expertise

Experience and understanding of capital markets, their structure, and how to best participate in such markets; in-depth understanding of investor perspectives; significant merger and acquisition experience

Science and Innovation Strong science or biotech background and/or R&D experience

Information Technology/Cybersecurity/ Digital/Artificial Intelligence

Experience with driving technological innovation for business efficiency and revenue opportunities; experience managing/mitigating cybersecurity risks

Government/Regulatory Experience with regulated businesses, regulatory requirements and interacting with regulators and members of government or prior service in government
Human Capital/Talent Management Experience with compensation, attracting and retaining top talent, development and succession planning
International/Global Business Experience Global business experience, including managing and growing organizations outside the U.S.

Environmental/Sustainability/
Corporate Responsibility

Experience in managing environmental, corporate responsibility and sustainability initiatives and their relationship to the company’s business and strategy

Corteva 2026 Proxy Statement | 19

AGENDA ITEM 1: ELECTION OF DIRECTORS

CORTEVA BOARD OF DIRECTORS SKILLS, EXPERIENCE & ATTRIBUTES MATRIX(1)

Diversity Attributes
Female
Male
American Indian or Native Alaskan
Asian
Black or African American
Hispanic or Latino
Native Hawaiian or Pacific Islander
White
Non-U.S. born or Non-U.S. citizen
Military Service
(1)
We survey the diversity attributes of our Board, however, director nominees retain the right not to self-identify. Each of the 2025 director nominees declined to identify their sexual orientation.

RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR

In accordance with the recommendation of the Governance and Compliance Committee, the Board has nominated each of its 12 director nominees to serve for a one-year term that expires at the Company’s 2027 Annual Meeting of Stockholders (the “2027 Meeting”), or until their successors are elected and qualified. Each of the director nominees has expressed his or her willingness to serve.

The Board unanimously recommends a vote FOR the election of ALL of the named director nominees as Directors of the Board.

The Company benefits from an experienced, engaged, diverse, and independent board of directors with directors that have a deep knowledge of the Company’s business. Assuming each of the Board’s nominees is elected, our Board will consist of twelve highly qualified directors, eleven of whom will be independent. Collectively, the Board reflects the diversity of operational expertise and experience necessary to oversee the Company’s strategic direction, operational execution and performance enhancements, and efforts to drive long-term stockholder value.

As provided by Article 2.7 of the Company’s Bylaws, directors will be elected by a vote of a majority of the votes cast. A majority of the votes cast means that the number of votes FOR a nominee must exceed the number of votes AGAINST that nominee. In an uncontested election, abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and therefore will have no effect on the election of the nominees.

Under our Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance and Compliance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided.

The NYSE rules do not permit brokers with discretionary authority to vote in the election of directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will abstain from voting on your behalf and your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Information in the biographies summarizes key qualifications and attributes as they apply to the individual director nominees to support the conclusion that these individuals are highly qualified to serve on the Board. The information is current as of the date of this Proxy Statement. Each nominee has consented to serve if elected.

Klaus A. Engel, Ph.D.
Age 69 Retired Chief Executive Officer, Evonik Industries AG Director Since: June 2019 Corteva Committees: • Governance & Compliance • Sustainability & Innovation (Chair)

Skills and Expertise

Dr. Engel’s experience as the chief executive officer of two different chemical companies provides our Board with expertise of a global-minded leader with strong corporate governance skills and with experience overseeing R&D and innovation. He also brings a depth of experience in finance, capital management, sustainability, and accounting and managing multi-national chemical organizations outside the United States.

Career Highlights

Dr. Engel is the former chief executive officer of Evonik Industries AG, a specialty chemical manufacturer, from 2009 to 2017, and previously was chief executive officer of Degussa AG, a predecessor to Evonik from 2006 to 2009. Prior to that, Dr. Engel was chief executive officer of Brenntag AG/ Mülheim, a global chemical distribution company, since 2001. Earlier in his career, he held various senior positions in R&D, production, marketing, and strategy planning at Chemische Werke Hüls/Marl, VEBA AG, Düsseldorf and Stinnes AG, Mülheim an der Ruhr. Dr. Engel served as a member of the supervisory board of National-Bank, Essen from 2011 to 2024. Dr. Engel has served on the advisory board of Ruhr-University, Bochum, Germany since 2018. Dr. Engel is honorary professor at University of Duisburg/Essen and member of the board of trustees of Bonner Akademie für angewandte Politik at University of Bonn.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

David C. Everitt
Age 73 Retired President, Agricultural and Turf Division of Deere & Co. Director Since: March 2021 • Governance & Compliance • Sustainability & Innovation

Skills and Expertise

As the former President of Deere & Company’s largest division, Mr. Everitt brings innovation experience, agriculture industry knowledge, and global operations expertise to our Board. Mr. Everitt also has significant manufacturing and marketing knowledge, along with public company board experience.

Career Highlights

Mr. Everitt had an extensive career at Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, where he worked from 1975 until his retirement in September 2012. At Deere, he held many executive positions, including as president, agricultural and turf division – North America, Asia, Australia, and Sub-Saharan and South Africa, and global tractor and turf products, from 2009 to 2012, president, agricultural division – North America, Australia, Asia and global tractor and implement sourcing, from 2006 to 2009, and president, agricultural division – Europe, Africa, South America and global harvesting equipment sourcing, from 2001 to 2006.

Since April 2025, Mr. Everitt has served as lead independent director of Brunswick Corporation, a global designer, manufacturer, and marketer of recreational marine products, where he has been a director since July 2012. Mr. Everitt also serves on the board of Allison Transmission Holdings, Inc., a designer and manufacturer of vehicle propulsion solutions, since August 2014. Previously, Mr. Everitt served as lead independent director of Enviri Corporation, an industrial services and engineering company that provides environmental solutions and innovative technology for the rail sector, from November 2018 until his retirement in April 2025. At Enviri, he also served as non-executive chairman, from August 2014 to October 2018 and as a director, since 2010. From February 2014 to July 2014, Mr. Everitt also served as Enviri’s interim president and chief executive officer.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Janet P. Giesselman
Age 71 Retired President & General Manager, Dow Oil & Gas Director Since: March 2021 Corteva Committees: • Governance & Compliance (Chair) • Sustainability & Innovation

Skills and Expertise

Ms. Giesselman brings to the Board significant leadership experience as a senior executive in the agricultural and chemicals industry, and has a scientific educational background, including in plant pathology, along with expertise in growth and investment strategies, innovation, and crop protection regulation. Ms. Giesselman also has substantial public company board experience.

Career Highlights

Ms. Giesselman held a number of senior leadership positions for The Dow Chemical Company, from 2001 to 2010, including president and general manager of Dow Oil & Gas, from 2007 to 2010, business vice president of Dow Latex, from 2006 to 2007, and as a vice president of Dow AgroSciences, from 2001 to 2006, including leading strategy and regulatory affairs. From 1981 to 2001, Ms. Giesselman worked in a variety of sales, marketing, and strategic planning roles at Rohm and Haas Company, a specialty and performance materials company, including regional business director, agricultural division, from 1998 to 2001. Ms. Giesselman has served on the board of directors of McCain Foods Ltd., a privately held multinational manufacturer of frozen potato products, since June 2014; and Twin Disc, Inc., a global provider of power transmissions for marine, oil and gas, and industrial uses, since June 2015. Ms. Giesselman previously served as chair of the board of directors of Ag Growth International, Inc., a leading manufacturer of grain handling, storage and conditioning equipment, from May 2023 until her retirement from the Ag Growth board in May 2025, where she had been a director since 2013. Ms. Giesselman also previously served on the boards of GCP Applied Technologies Inc., a global provider of construction products and technologies, from May 2020 until it was acquired by Saint-Gobain in September 2022; Avicanna Inc., a leader in innovative biopharmaceutical advances using cannabinoid-based products, from June 2019 to May 2021; and OMNOVA Solutions Inc., a global provider of emulsion polymers, specialty chemicals and decorative & functional surfaces, from March 2015 until it was acquired by Synthomer plc in April 2020.

Corteva 2026 Proxy Statement | 23

AGENDA ITEM 1: ELECTION OF DIRECTORS

Jean-Marc Gilson
Age 62 President & Chief Executive Officer, Westlake Corporation Director Since: New Nominee Corteva Committees: TBD

Skills and Expertise

Mr. Gilson's experience as the chief executive officer and chief operations officer of several global speciality chemical technology companies provides our Board with deep global industry expertise. With these experiences, Mr. Gilson is also knowledgeable and highly experienced in the areas of technological innovation, sustainability, strategy, finance, and multi-national chemical operations.

Career Highlights

Mr. Gilson is the president and chief executive officer and member of the board of directors of Westlake Corporation, a global manufacturer and supplier of vinyl, polymers and building products, a position he has held since July 2024. Prior to this appointment, Mr. Gilson was the president and chief executive officer and member of the board of directors of Mitsubishi Chemical Holdings Corporation from April 2021 to June 2024. Previously, Mr. Gilson served as chief executive officer of Roquette Frères, a global leader in plant-based ingredients and pharmaceutical excipients, from 2014 to 2021; chief operating officer of NuSil Technology LLC, a leading manufacturer of medical and space-grade silicone technology, from 2012 to 2014; and as chief executive officer of Avantor Performance Materials, Inc. from 2011 to 2012. Earlier in his career, Mr. Gilson held a variety of key leadership positions while at the Dow Corning Corporation, including director of science and technology, specialty chemicals from 1999 to 2003, vice president and general manager, advanced technologies from 2003 to 2005, and executive vice president, specialty chemicals and president, Asia region, from 2005 to 2010.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Karen H. Grimes
Age 69 Retired Partner, Senior Managing Director & Equity Portfolio Manager, Wellington Management Company Director Since: March 2021 Corteva Committees: • Audit • People & Compensation

Skills and Expertise

Ms. Grimes work experience brings strong financial acumen, investment expertise and a returns-focused mindset to Corteva’s Board. Additionally, the Board benefits from her extensive executive-level experience, leadership abilities and deep understanding of financial accounting and internal financial controls. Ms. Grimes also provides significant risk management experience and provides a valuable investor-oriented perspective to the Board.

Career Highlights

Ms. Grimes was senior managing director, partner, and equity portfolio manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of director of research and equity analyst at Wilmington Trust Company, a financial investment and banking services firm from 1988 to 1995. Before that, Ms. Grimes was a portfolio manager and equity analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes holds the Chartered Financial Analyst designation. Ms. Grimes began her career as a field engineer in the Atlanta office at IBM after serving for three years in the U.S. Army. Ms. Grimes serves as a director of Toll Brothers, Inc., a company that builds, markets and finances residential and commercial properties in the U.S., since March 2019, and previously served on the board of TEGNA, Inc., a broadcast, digital media, and marketing services company, from February 2020 until April 2025.

Corteva 2026 Proxy Statement | 25

AGENDA ITEM 1: ELECTION OF DIRECTORS

Marcos M. Lutz
Age 56 Chairman and former Chief Executive Officer, Ultrapar Participacões S.A. Director Since: June 2019 Corteva Committees: • People & Compensation • Sustainability & Innovation

Skills and Expertise

Mr. Lutz’s professional experience provides him significant knowledge of the agricultural business and business operations, capital markets, logistics, and marketing in Brazil, which enables him to contribute his expertise in corporate leadership, strategic analysis, operations, and executive compensation matters.

Career Highlights

Mr. Lutz was appointed chairman of the board of directors of Ultrapar Participações S.A., a major Brazilian conglomerate operating in various sectors, including energy, mobility and logistics infrastruture, in April 2025. Mr. Lutz joined Ultrapar in April 2021 as a member of the board, and from January 2022 to April 2025 held the position of chief executive officer, and served as vice-chair of the board from April 2023 to April 2025. Mr. Lutz currently also serves as chairman of the board of Hidrovias do Brasil S.A., a publicly-traded integrated logistics solutions company, which is majority held by Ultrapar, and is a member of the board of directors of Itau Unibanco S.A., one of the largest financial institutions in Latin America, a position he has held since April 2025. Previously, Mr. Lutz was chief executive officer of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants and logistics, from April 2015 to April 2020, and served as a director of Cosan from December 2009 to June 2020. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways and port terminals. Prior to that, he was the chief operating officer for Ultracargo S.A., Ultra Group’s logistics subsidiary. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Charles V. Magro
Age 56 Chief Executive Officer, Corteva, Inc. Director Since: November 2021 Corteva Committees: None

Skills and Expertise

Mr. Magro brings over 20 years of combined agricultural and chemical experience to our Board. His work experience also brings to the Board significant experience in mergers and acquisitions, restructuring, managing human capital and international business.

Career Highlights

Mr. Magro was named chief executive officer and director of Corteva effective November 2021. Prior to joining Corteva, Mr. Magro served as president and chief executive officer of Nutrien Ltd. from the company’s launch in 2018 until April 2021. From 2014 to 2018, he served as president and chief executive officer of Agrium Inc., which merged with Potash Corporation of Saskatchewan Inc. to create Nutrien Ltd. As president and chief executive officer of Nutrien Ltd., Mr. Magro led more than 27,000 employees to achieve best-in-class engagement, top safety performance and exceptional business results. While at Nutrien, he also led the company through numerous M&A transactions, thereby expanding its global footprint. Prior to this role, Mr. Magro held a variety of other key leadership positions with the company, including chief operating officer, chief risk officer, executive vice president of corporate development, and vice president of manufacturing. He joined Agrium Inc. in 2009 following a productive career with NOVA Chemicals Corp. Mr. Magro has served on the board of directors of Ingredion Inc., a global provider of ingredient solutions to the food and beverage manufacturing industry, since May 2022. He was also recently named chair of the board of directors of CropLife International, effective January 1, 2026. Mr. Magro previously served on the Canada Pension Plan Investment Board from 2018 until March 2022.

Corteva 2026 Proxy Statement | 27

AGENDA ITEM 1: ELECTION OF DIRECTORS

Nayaki R. Nayyar
Age 55 Chief Executive Officer, Siteimprove A/S Director Since: February 2020 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

Ms. Nayyar brings to our Board technical expertise in information technology, cybersecurity, artificial intelligence, and digital technologies, along with extensive experience in leading large teams in complex global organizations through acquisitions, technology transitions, and growth phases, each of which provide valuable insight to our Board with respect to the Company’s technology and growth strategies, and cost-savings initiatives.

Career Highlights

Ms. Nayyar was appointed chief executive officer and a member of the board of directors of Siteimprove A/S, a leading artificial intelligence-powered SaaS-platform for delivering digital content experiences, in February 2025. From December 2022 to July 2024, Ms. Nayyar was the chief executive officer of Securonix, Inc., a security intelligence solutions provider. Prior to that, Ms. Nayyar was the president and chief product officer of Ivanti, Inc., a software company specializing in IT asset management and cybersecurity, until October 2022. Ms. Nayyar joined Ivanti in July 2020, as executive vice president and chief product officer. From October 2016 to June 2020, Ms. Nayyar served as president of digital services management at BMC Software, Inc., a leading enterprise software solutions provider. Prior to joining BMC Software, Inc., Ms. Nayyar served as general manager and global head of the internet of things (IoT) division of SAP SE, a leading provider of enterprise application software, from January 2016 to October 2016. She joined SAP SE in 2011, holding the positions of senior vice president, corporate strategy, from March 2011 to December 2011, and senior vice president, SAP cloud, customer engagement, from January 2012 to December 2015. Ms. Nayyar also served as vice president and chief technical officer, enterprise architecture and application services, at Valero Energy Corporation, an international petroleum company, from August 2000 to February 2011. Ms. Nayyar has served as a director of TD SYNNEX Corporation, a global IT distribution and solutions company, since September 2021 and previously served as a director of Veritone Inc., a company that provides cloud-based artificial intelligence technology services, from October 2018 to December 2022.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Gregory R. Page
Age 74 Retired Chairman and Chief Executive Officer, Cargill, Incorporated Director Since: June 2019 Corteva Committees: • Audit • Governance & Compliance

Skills and Expertise

As the retired chairman and former chief executive officer of one of the largest global agricultural corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets and agriculture, and a thorough familiarity with the key operating processes of a major corporation, including financial systems, global market dynamics, and succession management. Mr. Page’s experience and expertise provide valuable insight on financial, operational, and strategic matters and make him well-positioned to serve as Corteva's Chair.

Career Highlights

Mr. Page is the retired chairman and chief executive officer of Cargill, Incorporated. He served as executive director of Cargill from September 2015 to August 2016, as executive chairman from December 2013 to September 2015, chief executive officer from June 2007 to December 2013, and President from 2000 to 2007. He was elected to the Cargill board of directors in August 2000 and elected chairman of the board in September 2007. Mr. Page joined Cargill in 1974 and over the years held a number of positions in the United States and Singapore, including within its beef and pork processing operations and the Financial Markets Group. Mr. Page has served on the board of directors of Eaton Corporation plc since 2003, where he was appointed non-executive chair effective June 2025, and previously served as the lead independent director from 2022 until his current appointment. Mr. Page also serves on the board of directors of Deere & Company since 2013. Previously, Mr. Page served on the board of 3M Company from 2016 until August 2025. He is former chair of the board of directors of Big Brothers Big Sisters of America and former president of the Northern Star Council of the Boy Scouts of America.

Christopher J. Policinski
Age 67 Retired President and Chief Executive Officer, Land O'Lakes, Inc. Director Since: New Nominee Corteva Committees: TBD

Skills and Expertise

Mr. Policinski led a rapidly growing, multinational food and agricultural cooperative, an experience that positioned him to provide valuable leadership and strategic insight in effectively addressing environmental and other risk management matters. As the former president and chief executive officer of the third-largest United States cooperative, Mr. Policinski has a wealth of experience in effectively managing operations and business growth, as well as addressing new risks and regulatory requirements. He is well versed in finance, financial reporting processes, and corporate governance.

Career Highlights

Mr. Policinski is the former president and chief executive officer of Land O’Lakes, Inc., a privately held agricultural cooperative specializing in dairy products, animal nutrition, and crop production, from 2005 to 2018. Mr. Policinski joined Land O’Lakes in 1997 and held a variety of key leadership positions, including vice president, strategy and business development; executive vice president, dairy foods; and chief operating officer, dairy foods. Mr. Policinski has served on the board of directors of Hormel Foods Corp. since 2012, and from 2016 to 2023 served as the lead independent director. He previously served on the board of directors of Xcel Energy Inc. from 2009 to 2025, where he was also the lead independent director from 2016 to 2023.

Corteva 2026 Proxy Statement | 29

AGENDA ITEM 1: ELECTION OF DIRECTORS

Kerry J. Preete
Age 65 Retired Executive Vice President and Chief Strategy Officer, Monsanto Company Director Since: March 2021 Corteva Committees: • People & Compensation (Chair) • Sustainability & Innovation

Skills and Experience

Mr. Preete brings to the Board broad business, capital markets, and regulatory acumen and deep knowledge of agricultural products, chemicals, and technology-based solutions from his decades of executive leadership and public chemical company board experiences.

Career Highlights

Mr. Preete had an extensive career at the Monsanto Company, where he worked for over thirty years in roles of increasing responsibility. Mr. Preete served as the executive vice president and chief strategy officer for Monsanto, from 2010 until his retirement in June 2018, and agreed to stay on as an employee of Bayer AG after Monsanto’s acquisition through December 2018. As chief strategy officer, Mr. Preete oversaw the information technology function, including Monsanto’s digital and cybersecurity transformations. In this role, he also led the company’s M&A and venture capital initiatives, Also at Monsanto, Mr. Preete served as the president of global crop protection and chemicals, from 2009 to 2010, as the vice president of international crops business, from 2008 to 2009, as the president of seminis vegetable seeds, from 2005 to 2008, as the vice president of U.S. markets, from 2001 to 2005, as the vice president of global product management, from 1999 to 2001, and as the director of global product stewardship and chemicals, from 1998 to 1999. Earlier in his career at Monsanto, Mr. Preete held various positions in the marketing and distribution groups, from 1985 to 1998, including as U.S. marketing director. Mr. Preete has served on the board of directors of Avient Corporation, a specialized provider of polymer materials, services and solutions, since December 2013, and previously served on the board of Univar Solutions Inc., a global chemical and ingredient distributor, from May 2018 until its acquisition by Apollo Funds in August 2023.

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AGENDA ITEM 1: ELECTION OF DIRECTORS

Patrick J. Ward
Age 62 Retired Chief Financial Officer, Cummins Inc. Director Since: June 2019 Corteva Committees: • Audit (Chair) • People & Compensation

Skills and Expertise

From his experiences as chief financial officer and in management of a global public company, Mr. Ward brings a depth of skills with respect to complex financial reporting, finance, and public accounting. Mr. Ward also provides significant capital markets, investment management, and investor relations experience.

Career Highlights

Mr. Ward served as chief financial officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies, from May 2008 until March 2019. He held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller. Mr. Ward serves on the board of directors of Flex, Ltd., a global provider of advanced manufacturing and supply chain solutions, since January 2022, and on the board of Solstice Advanced Materials Inc., a leading specialty materials company, since October 2025 following its spin-off from Honeywell International Inc.

AGENDA ITEM 1: ELECTION OF DIRECTORS The Board of Directors unanimously recommends that you vote FOR all 12 director nominees.

Corteva 2026 Proxy Statement | 31

DIRECTOR COMPENSATION

Corteva compares its non-employee director compensation programs, designs, and compensation elements to the same peer group used for executive compensation, as described in the “Compensation Discussion and Analysis — Peer Group and Benchmarking” section of this Proxy Statement. Corteva targets the median compensation of the peer group for all director compensation elements. The following tables provide information concerning the compensation provided to Corteva’s non-employee directors in 2025.

Non-Employee Directors’ Fees

The 2025 directors’ fees as stated below are paid only to directors who are not employees of Corteva. An overview of the 2025 compensation elements for non-employee directors is provided below. Equity retainers or fees for 2025 were issued as restricted stock unit (“RSUs”) that will vest on the first anniversary of the grant date.

Compensation Element	($)
Cash Retainer	130,000
Equity Retainer	185,000
Total Retainer	315,000
Board Chair Cash Retainer	80,000
Board Chair Equity Retainer	120,000
Total Board Chair Retainer	200,000
Annual Committee Chair Fees
Audit	35,000
All Other	25,000

Director Compensation for 2025

The directors’ annual cash retainers, chair fees and equity retainers for 2025 are set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(b)	Total ($)

Lamberto Andreotti	138,333	185,350	—	300	323,983
Klaus A. Engel	150,833	185,350	—	300	336,483
David C. Everitt	130,000	185,350	—	300	315,650
Janet P. Giesselman	155,000	185,350	—	300	340,650
Karen H. Grimes	130,000	185,350	—	300	315,650
Michael O. Johanns	130,000	185,350	—	300	315,650
Marcos M. Lutz	130,000	185,350	—	300	315,650
Nayaki R. Nayyar	130,000	185,350	—	300	315,650
Gregory R. Page	210,000	305,611	—	300	515,911
Kerry J. Preete	146,667	185,350	—	300	332,317
Patrick J. Ward	165,000	185,350	—	300	350,650

(a)
The number of RSUs granted was determined by dividing the value of the 2025 grant ($185,000) by the closing price of Corteva common stock on the grant date and rounding up to the next multiple of 10. The RSU grant for all directors had a full grant date fair value of $61.99 per share with a total value of $185,350 in accordance with the same standard applied for financial accounting purposes. The RSU grant to Mr. Page had a total value of $305,611 as it included the portion of his Board Chair Retainer which is delivered in the form of equity.
(b)
Includes accidental death and disability insurance premiums.

Non-Employee Directors Stock Grant

On April 30, 2025, the Board granted equity retainer RSU awards, which will vest in their entirety on the first anniversary of the grant date. Each non-employee director serving on the Board received a grant of 2,990 RSUs. Mr. Page, as Board chair, received a grant of 4,930 RSUs, which reflects the equity portion of his non-executive chair fee, as well as his non-employee director equity retainer award.

32 | Corteva 2026 Proxy Statement

Non-Employee Directors Stock Ownership Guidelines

The Company’s stock ownership guidelines require non-employee directors to own within five years from their respective appointment date, five (5) times their annual cash retainer in equity of the Company. Equity is a key component of director compensation in order to align their interests with those of the Company’s stockholders. In order to ensure the non-employee directors meet the guidelines, the Company maintains a stock holding requirement that requires the director to hold all equity compensation until he or she meets the stock ownership guidelines. The equity retainer awards granted since the Company’s inception through 2021 will not vest until the non-employee director retires from the Board. Beginning in 2022, equity retainer awards vested in their entirety on the first anniversary of the grant date. As of December 31, 2025, the non-employee directors were in compliance with the stock ownership guidelines, or are anticipated to reach their guideline within the prescribed timeframe.

Non-Employee Directors Deferred Compensation Plan

Non-employee directors may choose, prior to the beginning of each year, to have all or part of their fees credited or deferred to a Stock Accumulation and Deferred Compensation Plan for non-employee directors. Under the plan, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year in the future. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units.

Business Travel Accident Insurance for Non-Employee Directors

The Company maintains business travel accident insurance policies covering each non-employee director, which will cover accidental death and dismemberment if the director is traveling on Corteva business.

EQUITY COMPENSATION PLAN INFORMATION

The table below shows the equity compensation plan Information as of December 31, 2025 for Corteva, Inc.

	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))

Equity Compensation Plans Approved by Security Holders	5,152,145	$40.40	7,613,403

Equity Compensation Plans not Approved by Security Holders	0	$—	0

Total	5,152,145	$40.40	7,613,403

Corteva 2026 Proxy Statement | 33

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Corteva’s common stock as of March 2, 2026, except as noted, for (i) each director of the Company, (ii) each nominee for director, (iii) each of our named executive officers listed in the Summary Compensation Table and who have not retired, (iv) all directors and executive officers as a group, and (v) each person beneficially owning more than 5% of the outstanding shares of Corteva’s common stock.

Name	Current Shares Beneficially Owned(a)		Rights to Acquire Beneficial Ownership of Shares(b)	Total	Percent of Shares Beneficially Owned(c)
Charles V. Magro	202,694		335,608	538,302	*
David P. Johnson	14,218		14,028	28,246	*
Samuel R. Eathington	69,926		71,832	141,758	*
Robert D. King	47,991		20,911	68,902	*
Judd M. O'Connor	34,903		53,874	88,777	*
Klaus A. Engel	17,634		3,012	20,646	*
David C. Everitt	1,271		0	1,271	*
Janet P. Giesselman	457		0	457	*
Jean-Marc Gilson	0		0	0	*
Karen H. Grimes	8,918		3,012	11,930	*
Marcos M. Lutz	41,241		3,012	44,253	*
Nayaki R. Nayyar	0		0	0	*
Gregory R. Page	10,542		0	10,542	*
Christopher J. Policinski	0		0	0	*
Kerry J. Preete	2,500		0	2,500	*
Patrick J. Ward	3,007		0	3,007	*
All Directors and Executive Officers as a Group (19 persons)(d)	481,560		546,191	1,027,751	*
Certain Other Owners:
The Vanguard Group	80,338,904	(e)			12.0%
BlackRock, Inc.	53,895,896	(f)			8.0%
State Street Corporation	35,284,854	(g)			5.3%

(a)
Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have or share voting and investment power over the indicated number of shares. This column also includes all shares held in a trust over which the person has or shares voting or investment power and shares, or shares held in trust for the benefit of the named party in the EIDP, Inc. Retirement Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.
(b)
This column includes any shares that the person could acquire through May 1, 2026, by (1) exercise of an option granted; (2) performance shares to be delivered; or (3) the vesting of restricted stock units. To the extent that these shares have not been issued as of the record date, they cannot be voted at the 2026 Meeting.
(c)
The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of March 9, 2026.
(d)
The address for all directors and executive officers is c/o Corporate Secretary Office, Corteva, Inc., 1000 N. West Street, Suite 900, Wilmington, Delaware 19801.
(e)
Based on a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. The Vanguard Group has sole voting power over 0 shares, shared voting power over 882,594 shares, sole dispositive power over 77,349,567 shares, and shared dispositive power over 2,989,337 shares. The Vanguard Group‘s address is 100 Vanguard Boulevard, Malvern, PA 19355.
(f)
Based on a Schedule 13G/A filed by BlackRock, Inc. on February 13, 2024 with the SEC reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 48,648,661 shares, sole dispositive power over 53,895,896 shares, and shared voting or dispositive power over 0 shares. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.
(g)
Based on a Schedule 13G filed by State Street Corporation on November 10, 2025 with the SEC reporting beneficial ownership as of September 30, 2025. State Street Corporation has sole voting power over 0 shares, shared voting power over 22,835,260 shares, sole dispositive power over 0 shares, and shared dispositive power over 35,280,805 shares. State Street Corporation's address is One Congress Street, Suite 1, Boston, MA 02114.

* Less than 1% of the total shares of Corteva common stock outstanding.

34 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis	35

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2025 compensation decisions by the Committee regarding our Named Executive Officers (“NEOs”). For 2025, Corteva’s NEOs include former Senior Vice President, Chief Legal and Public Affairs Officer, & Secretary, Cornel B. Fuerer as well as:

Executive Summary	36

How We Determine Executive Compensation	38

Components of Our Executive Compensation Program	40

How We Manage Compensation Risk	44

2025 Compensation Decisions	45	Charles V. Magro Chief Executive Officer

2026 Compensation Design Changes	51

Compensation of Executive Officers	52

2025 Summary Compensation Table	52

2025 Grants of Plan-Base Awards	55

Outstanding Equity Awards	56	David P. Johnson Executive Vice President, Chief Financial Officer

2025 Option Exercises and Stock Vested	57

Pension Benefits	57

Nonqualified Deferred Compensation	59

Potential Payments Upon Termination or Change in Control	60	Samuel R. Eathington, Ph.D. Executive Vice President, Chief Technology & Digital Officer

Compensation Committee Interlocks and Insider Participation	62

Compensation Committee Report	62

CEO Pay Ratio	63	Robert D. King Executive Vice President, Crop Protection Business Unit

Pay For Performance	63

		Judd M. O'Connor Executive Vice President, Seed Business Unit

Corteva 2026 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2025 SUMMARY PERFORMANCE

Corteva’s compensation philosophy is to provide pay for performance in support of our long-term business objectives, as well as the achievement of annual targets. Corteva has been focused on becoming the leading global agriculture technology solutions company by providing best-in-class germplasm and traits in its seed segment, creating many new products from an innovative pipeline such as QromeTM corn trait and the EnlistTM soybean trait, as well as driving our out-licensing income opportunities and making further progress on royalty neutrality. Within our crop protection segment, we continued to increase our emphasis on higher-margin patented and other differentiated products, including our spinosyns and biologicals franchises. In the seed segment, our Enlist™ E3 soybeans remain the number one selling soybean technology in the United States. While the crop protection segment saw competitive pressures, new product sales of our sustainable innovations outpaced previous technologies, including RinskorTM and our spinosyns franchise. In 2025, Corteva produced approximately 300 new seed hybrids and varieties and received over 200 registration approvals for its crop protection products spanning nearly 40 active ingredients. With these new innovations, Corteva has stayed the course on strengthening the sustainability of its portfolio with 100% of its seed and crop protection technology pipelines aligning to Corteva’s sustainability innovation goal and reflecting our continued success as a technological innovator in agriculture.

Underpinning Corteva’s progress was continued Operating EBITDA Margin growth that reflects its ability to capture the value for its technology. Additionally, Corteva executed on disciplined cost savings initiatives while continuing to make strategic investments in research and development. Corteva’s management contributed to this success and margin expansion by delivering over a $650 million improvement in cost of sales.

This strong performance and balanced capital allocation strategy allowed Corteva to deliver more than $1.5 billion to stockholders via dividends and share repurchases, while still making significant investments in sustainable innovation organically and inorganically through Corteva Catalyst platform investments.

Corteva remains steadfast to its strategy to accelerate growth and drive long-term shareholder value with a revised operating model to drive accountability and improve performance by focusing on high growth and margin accretive products and markets. Over the last few years, we also evolved our compensation program to further align our executive management’s compensation programs with this strategy and our stockholders’ interests by utilizing business unit Operating EBITDA and Operating EBITDA Margin metrics, as well as a Working Capital as a Percentage of Revenue metric for each business unit to further incentivize our business units to contribute to the Company’s cash generation priorities, including providing reliable returns to stockholders. As expected, this executive compensation program design drove greater accountability and action throughout the organization. With respect to our business unit leaders, the program rewarded the strong success each of our businesses had in driving results that reflect the value of the Company's innovations, as well as deploying working capital management practices that effectively translates Corteva’s earnings to cash.

INVESTOR FEEDBACK

Last year, our say-on-pay proposal received the support of approximately 89% of votes cast — a significant indication that our stockholders support our compensation philosophy and programs. While we were encouraged by the significant level of support, we continued with stockholder outreach efforts in 2025, engaging with 48% of our shareholder base, allowing our investors the opportunity to engage with Corteva’s internal subject matter experts, executive leadership, and directors. In meetings with our directors, stockholders had the opportunity to speak to independent directors without members of management present. These meetings included institutional investor executives, governance leaders, and portfolio managers, among others. We solicited feedback from stockholders regarding their views on our business and capital allocation strategies, corporate governance policies and practices, sustainability profile, and human capital management and compensation practices. The Board welcomed these opportunities to discuss our compensation program with stockholders and took that feedback into consideration as we continued to evolve our compensation program and other governance policies.

36 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PROGRAM PRINCIPLES

Corteva’s executive compensation programs are designed to attract, engage, reward, and retain the high-quality executives necessary to lead the businesses and execute our business strategy in alignment with the best interests of stockholders. Corteva provides compensation through an appropriate mix of fixed and variable compensation, short-term and long-term incentives, and cash-based and equity-based pay. Its executive compensation programs typically target the market median for each of the key compensation components.

Corteva's compensation programs are designed and administered to follow these core principles:

•
Reinforce Corteva’s business objectives and the creation of sustainable long-term stockholder value;
•
Align executives’ interests with stockholders’ interests by weighting a significant portion of compensation on long-term performance programs designed to drive sustained stockholder returns;
•
Establish a strong link between pay and performance that support growth and innovation without encouraging or rewarding excessive risk; and
•
Recognize and support outstanding individual performance and behaviors, consistent with clear goals and objectives.

We regularly review best practices in governance and executive compensation to evaluate that our programs align with our core compensation principles and company values. Our key compensation practices are outlined below.

2025 COMPENSATION PRACTICES AND POLICIES

This section summarizes the objectives and elements of Corteva’s executive compensation program and discusses and analyzes the 2025 compensation decisions by the People and Compensation Committee (the “Committee”) regarding our NEOs.

What We Do	What We Don’t Do
Performance metrics aligning pay with performance, with a structure designed to discourage excessive risk-taking, including utilizing caps on incentive plan payouts	Plans and programs that include single-trigger change-in-control provisions

Balanced short-term and long-term incentives using multiple performance metrics, which allows for the achievement of near-term targets while innovating to provide sustainable long-term growth	Compensation practices that encourage excessive risk-taking

Rigorous stock ownership and retention requirements for NEOs (values equal to a target multiple of base salary)	Policies that allow short sales, hedging, margin accounts, or pledging of Corteva securities by our executives and directors

A comprehensive compensation clawback policy covering cash and equity	The reloading, repricing, or backdating of stock options

An independent compensation consultant to advise on executive compensation	Grants of stock options with an exercise price less than fair market value

Tally sheets to monitor executive compensation	Tax gross-ups on benefits and perquisites (except for limited mobility benefits, if applicable)

Regular review of the Committee Charter to ensure independence and adherence to best practices and priorities	Dividend payments on unvested or unearned performance share units

Regular review our peer group with the Committee to ensure appropriate benchmarking of our compensation programs

Annual say-on-pay votes

Use of a sustainability modifier in our short-term incentive plan to hold executives accountable for incremental progress toward the Company’s sustainability objectives

Regular engagement with our investors on the Company’s strategy, governance, and compensation programs

Corteva 2026 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Our 2025 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2025 reflected both our Company performance and our executive compensation philosophy of aligning pay with this performance. Corteva’s management and technology portfolio drove volume growth for its products across its segments throughout 2025, despite another year of volatile market conditions for inputs. This growth coupled with effective cost management drove significant Operating EBITDA growth and record Operating EBITDA Margin expansion in 2025.

2025 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The Company’s short-term incentive program includes an enterprise Performance Reward Plan (“PRP”), as well as separate business unit PRPs. The enterprise PRP had a payout factor of 190.0% of target based on 2025 performance. This payout factor was based on performance against an Operating EBITDA target of $3.7 billion, an Operating EBITDA Margin target of 21.0%, and a 2025 Free Cash Flow target of $1.6 billion. The seed business unit PRP had a payout factor of 186.8% based off of the enterprise PRP and performance against the seed business unit Operating EBITDA, Operating EBITDA Margin, and Working Capital as a Percentage of Revenue targets of $2.525 billion, 25.9%, and 14.3% respectively. The crop protection business unit PRP had a payout factor of 179.3% based off the enterprise PRP and performance against crop protection business unit Operating EBITDA, Operating EBITDA Margin, and Working Capital as a Percentage of Revenue targets of $1.3 billion, 17.0%, and 44.3% respectively. For further discussion, please see 2025 Compensation Decisions —Our Annual Compensation Program.

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

During the first quarter of 2025, the Committee granted the NEOs performance-based restricted stock units (“PSUs”), stock options, and restricted stock units (“RSUs”) under the Company’s long-term incentive program, which issues awards under Corteva’s 2019 Omnibus Incentive Plan. The long-term incentive is primarily designed to be performance-based, along with incentivizing the retention of our executive talent, with an award composed of 60% PSUs, and 20% each of options and RSUs. These PSU awards utilize RONA and 3-year Cumulative Operating EPS Growth, equally weighted, to align with the Company’s long-term strategic priorities as measured over three years. The stock options awarded vest in equal installments over three years, which enhances the link between our NEOs’ compensation and our stockholders’ returns on their investment. Restricted stock units, vesting in equal installments over three years, were also granted by the Committee to incentivize the retention of our executives and further align NEOs’ compensation with the long-term interests of our stockholders.

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for their approval based upon their evaluation of the CEO’s performance. The NEOs for this Proxy Statement are Corteva’s current CEO and Chief Financial Officer, and the three next most highly compensated executive officers.

For 2025, the Committee maintained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee and provides no services to Corteva other than those for the Committee.

38 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Oversight Responsibilities for Executive Compensation

The table below summarizes the distribution of oversight responsibilities related to executive compensation.

People and Compensation Committee
•
Establishes executive compensation philosophy
•
Approves incentive compensation programs and target performance expectations for PRP and the PSU component of long-term incentive (“LTI”) awards
•
Approves all compensation actions for the executive officers, including base salaries, target and actual PRP awards, and LTI grants, including target and actual PSU awards, except CEO base salary and target awards approved by the independent Board members
•
Recommends compensation actions for the CEO to the independent Board members, including base salary, target PRP award, and LTI grant, including the target PSU award

All Independent Board Members	• Evaluates the performance of the CEO • Approves base salary, target PRP award, and LTI grant, including target and actual PSU award, for the CEO
Independent Committee Consultant — Cook
•
Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation, and executive compensation trends
•
Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings

CEO	• Provides a performance assessment of the other executive officers • Recommends compensation targets and actual awards for the other executive officers to the Committee

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, tally sheets, and stockholder feedback. As part of its annual executive compensation evaluations, the Committee considered each NEO’s scope of responsibility, experience, performance, results and potential. The Committee also considered the need to retain talent, business conditions, and the competitive compensation levels for comparable positions benchmarked against the Company’s peer group and general industry information.

Our compensation programs are dynamic, and the Committee actively updates such programs in response to changing circumstances to ensure that our executive officers’ compensation is aligned with our stockholders’ interests. The Committee retains the authority to adjust awards when in its discretion exceptional circumstances warrant such adjustments from the Company’s established incentive programs.

We Conduct a Competitive Analysis

Peer Group Analysis

To ensure a complete and robust picture of the overall compensation environment, and to provide consistent comparisons against which to benchmark compensation for the CEO and other NEOs, we utilize a select group of peer companies (“peer group”) to:

•
Benchmark pay design including mix and performance criteria;
•
Test the link between pay and performance; and
•
Determine the competitiveness of the compensation paid to our NEOs.

The peer group generally reflects the agricultural and chemical industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria requiring peer group companies be:

•
Publicly traded U.S. companies and select non-U.S. based companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons;

Corteva 2026 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS

•
Direct business competitors; and
•
Companies similar in size to Corteva — 1/3X to 3X revenue and market capitalization criteria.

Based upon the criteria it established, the Committee, in consultation with Cook and with management established the following peer group in 2022 and continued with this peer group for benchmarking 2025 compensation program design.

3M Company	DuPont de Nemours, Inc.	International Flavors & Fragrances, Inc.
Air Products and Chemicals, Inc.	Eastman Chemical Company	Nutrien Ltd.
Archer-Daniels Midland Company	Ecolab Inc.	PPG Industries, Inc.
Avery Dennison Corporation	FMC Corporation	The Sherwin-Williams Company
Celanese Corporation	Honeywell International Inc.	Zoetis Inc.
Deere & Company

The Committee revised Corteva’s peer group in July 2025 to remove Avery Dennison Corporation and FMC Corporation for no longer meeting the Committee's peer group criteria. These peer companies were replaced with Becton, Dickinson and Co. and Biogen Inc. The current Corteva peer group as updated in July 2025 is set forth below.

3M Company	Deere & Company	International Flavors & Fragrances, Inc.
Air Products and Chemicals, Inc.	DuPont de Nemours, Inc.	Nutrien Ltd.
Archer-Daniels Midland Company	Eastman Chemical Company	PPG Industries, Inc.
Becton, Dickinson and Co.	Ecolab Inc.	The Sherwin-Williams Company
Biogen Inc.	Honeywell International Inc.	Zoetis Inc.
Celanese Corporation

Published Compensation Surveys

In addition to benchmarking our compensation programs against our peer group, the Committee utilizes data obtained from published compensation surveys. The data utilized from these surveys represents large companies with median revenue comparable to Corteva’s. Data obtained from these published surveys are used in conjunction with peer group data in assessing the compensation of our NEOs and are used as a secondary source of data for assessing the compensation of our CEO.

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on retention linkages. This helps the Committee monitor that there are no unintended consequences of its actions.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of Corteva’s executive compensation program align with its executive compensation philosophy.

40 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Base salary	• Provides regular source of income for NEOs • Provides foundation for other pay components (i.e., PRP targets expressed as a percentage of base salary)	Based on a range of factors, including peer data, market pay surveys, business results, and individual performance
PRP awards	• Align executives with annual goals and objectives • Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on financial performance of Company, modified as applicable by sustainability performance
LTI awards
•
Link pay and performance — accelerate growth, profitability, and stockholder return
•
Align the interests of executives with stockholders
•
Balance plan costs, such as accounting and dilution, with employee-perceived value, potential earning opportunity, and employee share ownership objectives
Actual value realized is based on Company performance over a multi-year time frame and/or is linked to stock price

Performance metrics for our short- and long-term incentive programs for our NEOs are established typically at the beginning of the calendar year in February. Adjustments to incentive award terms and conditions or criteria may be made by the Committee to recognize unusual or infrequent events affecting the Company or its financial statements, or due to changes in applicable laws, regulations, or accounting principles that are unrelated to the underlying operational performance of the Company. These adjustments can have either a positive or negative impact on award payouts.

On March 1, 2023, Corteva completed its acquisitions of the Stoller Group, Inc. (“Stoller”), one of the largest independent companies in the Biologicals industry, and Quorum Vital Investment, S.L. and its affiliates (“Symborg”), an expert in microbiological technologies (together "the Biologicals acquisitions"). With respect to PSU awards, the Committee excludes the impact of the sales, costs, and assets and liabilities from acquisitions completed during the performance year, if the performance payout is impacted plus or minus 5%. Additionally, with respect to PSU awards, the Committee excludes the impact of acquisitions which occur when more than 50% of the applicable performance award is complete. If 50% or more of the applicable performance period remains, performance targets may be adjusted for each of the performance years impacted by the acquisitions (year of acquisition plus years following). Consistent with this framework, the targets for the 2023-2025 PSU awards were adjusted to reflect the impact of the Biologicals acquisitions. See 2023-2025 Annual PSU Awards (PSUs Payable in 2026) for more information.

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, Corteva targets a significant portion of our NEOs’ compensation to be “at risk”, tying each NEO’s compensation to the Company’s financial performance, the executive’s continued employment with the Company, and the performance of the Company’s common stock as indicated by our share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

Corteva 2026 Proxy Statement | 41

COMPENSATION DISCUSSION AND ANALYSIS

2025 TARGET COMPENSATION MIX AND “PAY AT RISK”

CEO	Other NEOs

•
91% of targeted Total Direct Compensation (“TDC”) for the CEO at risk
•
15% of the at-risk pay is tied to achievement of annual incentive goals,
85% is tied to achievement of financial goals and/or share price over a multi-year period

•
On average 77% of TDC for the other NEOs is at risk
•
On average 29% of the at-risk pay is tied to achievement of annual incentive goals, 71% is tied to achievement of financial goals and/or share price over a multi-year period

42 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with additional compensation elements including: health and welfare, paid time off, and other benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard health, welfare, paid time off, and other benefits provided to other employees	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median in the aggregate
Non-qualified retirement and deferred compensation plans provided to other employees
•
Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees
•
Nonqualified deferred compensation plan that allows for deferral of base salary, PRP and LTI awards
Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
Change in Control and Executive Severance benefits
•
Severance benefits upon a change in control and qualifying termination (double-trigger) provided to ensure continuity of management in a potential change in control environment
•
A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see Change in Control and Executive Severance Benefits below for more details)
•
Severance benefits not associated with a change in control provided as a component of overall competitive compensation and benefit employment package at senior executive levels in the organization
Benefits provided are a function of both the termination reason (i.e., whether or not associated with a change in control) and the executive level
Limited perquisites
•
Personal financial counseling (excluding tax preparation) at a cost of $13,000 per NEO
•
Executive physical
•
Relocation expenses under a Corteva relocation policy generally applicable to its management employees
•
Company aircraft travel
Amounts are determined by market rates

Perquisites

Corteva’s general policy is to limit perquisites and other personal benefits to NEOs. However, these personal benefits may be provided to remain competitive with market practices or when they provide a benefit to the Company. For perquisites and other personal benefits, the Committee expects to pay amounts as determined by market practices and rates, or as established by applicable Company security policies or benefit programs applicable to all employees or all management-level employees. For additional information on perquisite and other benefit compensation, see the "2025 Summary Compensation Table".

Corteva 2026 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Change in Control and Executive Severance Benefits

To ensure that executives remain focused on Corteva business during a period of uncertainty that may arise in the case of a potential change in control, and to maintain the competitiveness of our overall executive compensation and benefit offerings, the Company maintains the Corteva, Inc. Change in Control and Executive Severance Plan. Each of the NEOs is a participant in the plan. For any benefits to be earned under the plan in association with a change in control, a change in control must occur and the executive’s employment must be terminated within two years following the change in control event, either by the Company without cause or by the executive for good reason (often called a “double trigger”). Under the Change in Control and Executive Severance Plan the CEO severance payout factor is 2.99 times target total cash compensation.

The plan requires a release of claims as a condition to the payment of benefits and includes one-year non-competition and non-solicitation provisions and additional non-disparagement and confidentiality provisions. For additional information about benefits under the Change in Control and Executive Severance Plan see "Potential Payments Upon Termination or Change in Control".

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on Corteva’s performance objectives and encouraging appropriate levels of risk-taking. In 2025, the Committee engaged Cook to perform a risk assessment of its compensation programs. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, and payment timing and adjustments, as well as other mitigating program elements noted below. Cook’s analysis determined, and the Committee concurred, that Corteva’s compensation programs do not encourage behaviors that would create undue material risk for Corteva.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the PRP and PSU programs are capped at 200% to protect against excessive payouts.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of Corteva common stock with a value equal to a specified multiple of base pay. These targets are 6, 4, and 3 times base salary for Corteva’s CEO, executive vice presidents, and senior vice presidents, respectively.

Stock ownership guidelines also include a retention ratio requirement. Under the guidelines, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units or exercise of stock options, after deducting shares used to pay applicable withholding taxes and/or exercise price, as applicable.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans and RSU awards. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels. NEOs are generally expected to reach these targets in five years of their respective hire date or Corteva's separation from DowDuPont, as applicable. Messrs. Magro, Johnson, Eathington, King, O'Connor, and Fuerer have each met their respective ownership guideline.

Compensation Recovery Policy (Clawback)

Corteva maintains a compensation recovery policy complying with the NYSE Listing Rules and Section 10D and Rule 10D-1 of the Exchange Act. The policy covers each current and former employee of Corteva or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”) awarded following the adoption of the policy, including each of our NEOs.

Under the policy, a mandatory clawback applies to our officers subject to Section 16 of the Exchange Act, if Corteva is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under securities law or is required to correct an error in previously issued financial statements to correct an error in previously issued

44 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Except where impracticable by law, Corteva's policy requires the reimbursement or forfeiture of any excess incentive-based compensation received by the Grantee over the amount that would have been paid to the Grantee had it been paid on the restated results. In any case, should Corteva demand reimbursement of amounts paid to a Grantee, the Grantee will be required to provide such repayment within ten (10) business days following such demand. The Committee in its discretion may also apply such clawback to other current and former senior employees of Corteva.

Also under our policy, if a Grantee, subject to the policy, engages in misconduct, then at the discretion of the Committee:

•
He/she may forfeit any right to receive any future awards or other equity-based incentive compensation; and/or
•
Corteva may demand repayment of any awards or cash payments already received by a Grantee.

“Misconduct” for purposes of our policy means any of the following:

•
The Grantee’s employment or service is terminated for cause;
•
There has been a breach of a noncompete or confidentiality covenant set out in any employee agreement or arrangement with Corteva; or
•
There has been a willful violation of Corteva’s Code of Conduct or other company policies that causes significant financial or reputational harm to Corteva.

Prohibition on Hedging and Pledging of Company Common Stock

Our insider trading policy includes an “anti-hedging” provision that prohibits directors and executive officers and certain of their related persons (such as certain of their family members and entities they control) from engaging in hedging transactions and short sales with respect to the securities of the Company or its subsidiaries. Our insider trading policy also prohibits our directors and executive officers from holding securities of the Company or its subsidiaries in a margin account and the pledging of any of these securities as collateral for a loan. Our insider trading policy strongly recommends that other employees not engage in hedging and pledging transactions.

2025 COMPENSATION DECISIONS

The Committee, at least annually, assesses the compensation of our NEOs relative to market. The compensation of our NEOs is generally targeted within a competitive range of median of our peer group or external benchmark for each respective position. The Committee expects to continue moving the total compensation of our NEOs toward the median of our peer group or external benchmark.

Our Annual Compensation Program

Annual Base Salary

In setting 2025 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included peer group competitiveness, broader market competitiveness, internal equity, and individual performance. The base salary increases for our NEOs ranged from 0% to 7%.

Name	Base Salary as of Jan. 1, 2025 ($)	Base Salary as of Dec. 31, 2025 ($)	Increase %
Charles V. Magro	1,400,000	1,400,000	—
David P. Johnson	725,000	750,000	3.4%
Samuel R. Eathington, Ph.D.	675,000	695,000	3.0%
Robert D. King	675,000	685,000	1.5%
Judd M. O'Connor	625,000	625,000	—
Cornel B. Fuerer	640,000	685,000	7.0%

Corteva 2026 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

Annual Short-Term Incentives

Corteva’s PRP design for 2025 is intended to drive executives to maintain a strong focus on financial metrics closely linked to stockholder value creation over time. PRP awards were based on the below formula, measures, and weightings. The Committee approves the plan design and the factors for these metrics at the beginning of each fiscal year. Adjustments to incentive award terms and conditions or criteria may be made by the Committee to recognize unusual or infrequent events affecting the Company or its financial statements, or due to changes in applicable laws, regulations, or accounting principles that are unrelated to the underlying operational performance of the Company. These adjustments can have either a positive or negative impact on award payouts.

Corteva’s PRP utilizes business unit level plans to further align Corteva’s incentive programs with the interests of stockholders and with Corteva’s business unit structure to provide further accountability and increased performance transparency of these businesses. There are separate business unit plans for seed and crop protection, with target metrics specific to those business units. NEOs not assigned to a specific business unit are subject to the enterprise plan for their PRP.

Enterprise Plan		Corteva Operating EBITDA (50%)	Corteva Operating EBITDA Margin (25%)	Corteva Free Cash Flow (25%)	Enterprise Payout Factor	Sustainability Modifier +/- 10%

Business Unit Plans Seed Plan, Crop Protection Plan	Enterprise Payout Factor (50%)	Business Unit Operating EBITDA (25%)	Business Unit Operating EBITDA Margin (12.5%)	Business Unit Working Capital % of Revenue (12.5%)	Business Unit Payout Factor	Sustainability Modifier +/- 10%

Under the enterprise plan, the Committee weights Operating EBITDA at 50% due to the importance of this metric to stockholders in measuring the effectiveness of our operational performance and the comparability of Corteva's performance to peers. Operating EBITDA Margin and Free Cash Flow metrics each weighted at 25% are also included. The Operating EBITDA Margin metric is included in the design to allow more comparability to peers and incentivizes Corteva’s strategy to innovate and price effectively for its technology, while exercising disciplined expense management. The Free Cash Flow metric is designed to incentivize Corteva’s operational excellence and cash management initiatives by utilizing a measure encouraging working capital management and business practices that efficiently generate cash that can fund balanced investment in growth and stockholder returns.

To drive further business accountability and performance transparency to our stockholders, the seed and crop protection business unit segment include the enterprise payout factor weighted at 50% and business unit Operating EBITDA, Operating EBITDA Margin, and Working Capital as a Percentage of Revenue targets weighted at 25%, 12.5%, and 12.5% respectively. These business unit metrics provide deeper visibility to business unit performance, more opportunities for peer comparability, as well as business unit expense management and price execution.

The sustainability modifier is based on a holistic evaluation by the Committee of key accomplishments and actions taken during the year to advance Corteva’s values and sustainability performance, including progress on our sustainability goals related to climate and biodiversity, as well as developing and commercializing sustainable technology solutions to farmers. The Committee believes the inclusion of the sustainability modifier within the PRP reflects Corteva’s commitment to promoting values-driven leadership and sustainable innovation in a manner consistent with its long-standing, business-relevant environmental and governance priorities. The Committee may choose to apply the sustainability modifier to adjust the payout amounts upwards or downwards by up to 10% or determine not to make any adjustments. The Committee will not apply the sustainability modifier to increase the PRP payout above the overall cap of 200% of the total target payout opportunity under the program.

46 | Corteva 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 PRP PERFORMANCE AND PAYOUT FACTOR

The table below highlights the business performance ranges for the Operating EBITDA, Operating EBITDA Margin, and Free Cash Flow metrics, the 2025 results relative to the business performance, and the payout factor for the enterprise PRP. A reconciliation and further explanation of non-GAAP metrics utilized in our enterprise and business unit PRP programs are shown in Appendix A of this Proxy Statement.

Enterprise Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Operating EBITDA(1)	$3,200	$3,700	$3,885	$3,848	180.0%	50%	90.0%

Operating EBITDA Margin(2)	19.0%	21.0%	22.0%	22.1%	200.0%	25%	50.0%

Free Cash Flow(3)	$1,280	$1,600	$1,760	$2,866	200.0%	25%	50.0%

Total Weighted Payout Factor(4)							190.0%

(1)
Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites.
(2)
Operating EBITDA Margin is defined Operating EBITDA as a percentage of net sales.
(3)
Free Cash Flow is defined as cash provided by (used for) operating activities – continuing operations, less capital expenditures.
(4)
Total Weighted Payout Factor is rounded to the nearest tenth.

The table below highlights the business performance ranges for the seed business unit Operating EBITDA, Operating EBITDA margin, and Working Capital as a Percentage of Revenue metrics, the 2025 results relative to the business performance, and the payout factor for the seed business unit PRP. Mr. O'Connor was the only NEO subject to the seed business unit PRP in 2025.

Seed BU Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Enterprise Payout Factor	—	—	—	—	190.0%	50%	95.0%

BU Operating EBITDA(1)	$2,150	$2,525	$2,650	$2,636	188.8%	25%	47.2%

BU Operating EBITDA Margin(2)	23.3%	25.9%	27.2%	26.6%	156.4%	12.5%	19.6%

Working Capital as % of Revenue(3)	17.2%	14.3%	12.9%	7.0%	200.0%	12.5%	25.0%

Total Weighted Payout Factor							186.8%

(1)
BU Operating EBITDA is defined as BU earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites.
(2)
BU Operating EBITDA Margin is defined BU Operating EBITDA as a percentage of BU net sales.
(3)
Working Capital as Percentage of Revenue is defined as an allocation of the combined business units working capital (current assets minus current liabilities, excluding cash and debt; averaged over the first and second half of the fiscal year) divided by net sales rounded to the nearest tenth.

Corteva 2026 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS

The table below highlights the business performance ranges for the crop protection business unit Operating EBITDA, Operating EBITDA Margin, and Working Capital as a Percentage of Revenue metrics, the 2025 results relative to the business performance, and the payout factor for the seed business unit PRP. Mr. King is the only NEO subject to the CP business unit PRP in 2025.

Crop Protection BU Metric	Threshold ($ in mm) (50% payout)	Target ($ in mm) (100% payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Enterprise Payout Factor	—	—	—	—	190.0%	50%	95.0%

BU Operating EBITDA(1)	$1,100	$1,300	$1,365	$1,350	176.9%	25%	44.2%

BU Operating EBITDA Margin(2)	15.3%	17.0%	17.9%	18.0%	200.0%	12.5%	25.0%

Working Capital as % of Revenue(3)	53.2%	44.3%	39.9%	43.4%	120.6%	12.5%	15.1%

Total Weighted Payout Factor							179.3%

(1)
BU Operating EBITDA is defined as BU earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites.
(2)
BU Operating EBITDA Margin is defined BU Operating EBITDA as a percentage of BU net sales.
(3)
Working Capital as Percentage of Revenue is defined as an allocation of the combined business units working capital (current assets minus current liabilities, excluding cash and debt; averaged over the first and second half of the fiscal year) divided by net sales rounded to the nearest tenth.

The sustainability modifier is determined by the Committee’s holistic analysis that includes, among other factors, an evaluation by a Corteva management committee of Corteva’s overall sustainability performance and stakeholder feedback. Based on this assessment, the Committee made no PRP adjustment for the sustainability modifier in 2025.

The Committee approved the following payouts under the 2025 PRP for each of our NEOs:

Name	Year End Base Salary ($)(a)	PRP Target Percent (b)	PRP Target Amount ($) (c)	Company Component (d)	Sustainability Modifier (e)	Total PRP Payment Percent (f)	Total PRP Payout Amount ($)

			(a * b)			(d * e)	(c * f)

Charles V. Magro	1,400,000	150%	2,100,000	190.0%	100%	190.0%	3,990,000

David P. Johnson	750,000	100%	750,000	190.0%	100%	190.0%	1,425,000

Samuel R. Eathington, Ph.D.	695,000	100%	695,000	190.0%	100%	190.0%	1,320,500

Robert D. King	685,000	100%	685,000	179.3%	100%	179.3%	1,228,205

Judd M. O'Connor	625,000	100%	625,000	186.8%	100%	186.8%	1,167,500

Cornel B. Fuerer	685,000	85%	582,250	190.0%	100%	190.0%	1,106,275

Our Long-Term Incentive Program

Our LTI program as applicable to our NEOs consisted of PSUs, stock options, and RSUs, split 60%, 20%, and 20%, respectively, thereby providing a significant portion of each NEOs compensation in the form of at-risk, performance-based equity for 2025. All awards are based on fair value on the grant date.

For PSUs granted in 2025, the Committee utilized Operating EPS and Return on Net Assets (RONA) metrics, each weighted at 50%, to incentive long-term value creation. The Committee believes Operating EPS allows long-term performance comparability for stockholders and is highly correlated to stockholder returns. With respect to RONA, the Committee intends to incentive management to drive profitability from its asset footprint through disciplined management of capital investment projects that will drive cash flow and attractive long-term returns for stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to our NEOs:

	PSUs	Stock Options	RSUs
2025 LTI mix	• 60%	• 20%	• 20%
Performance drivers	• RONA (weighted at 50% of PSU component) • 3-year Cumulative Operating EPS Growth (weighted at 50% of PSU component)	• Stock price appreciation (longer-term)	• Stock price appreciation (longer-term)
Objectives	• Focus on value creation for stockholders through metrics highly correlated to stockholder returns • Provide strong line of sight to participants	• Stockholder alignment • Link to long-term business objectives	• Stockholder alignment • Link to long-term business objectives • Incentivizes retention during negative market conditions
Program design

• At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on performance against RONA and Cumulative Operating EPS Growth metrics

• PSUs are based on a three-year performance period and are awarded annually to each NEO at the beginning of the cycle

		• Options vest in one-third increments over three years • Ten-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing of stock options	• RSUs vest in one-third increments over three years • RSU grants are made annually at the closing price on the date of grant

Annual awards to employees, including NEOs, are made at a pre-established date during the month of February under the Corteva’s 2019 Omnibus Incentive Plan (“OIP”). This allows sufficient time for the market to absorb the announcement of annual earnings, which is made approximately two weeks or more prior. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant. The actual number of shares earned for the PSUs granted in 2025 will be based on performance relative to Corteva’s RONA and Cumulative Operating EPS Growth metrics for the performance period, covering January 2025 through December 2027.

Name	2025 LTI — PSU Value(1) ($)	2025LTI — RSU Value(1) ($)	2025 LTI — Stock Option Value(1) ($)	2025 LTI — Total Value(2)($)

Charles V. Magro	6,990,000	2,330,000	2,330,000	11,650,000

David P. Johnson	1,320,000	440,000	440,000	2,200,000

Samuel R. Eathington, Ph.D.	990,000	330,000	330,000	1,650,000

Robert D. King	1,050,000	350,000	350,000	1,750,000

Judd M. O'Connor	720,000	240,000	240,000	1,200,000

Cornel B. Fuerer	990,000	330,000	330,000	1,650,000

(1)
Reflects the value the Committee considered when making the stock option, RSU and PSU awards, respectively, for 2025. These values differ slightly from the grant date fair value of equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table, which value the awards at the closing price of Corteva common stock on the date of grant.
(2)
Totals do not sum due to rounding.

Corteva operates in a consolidated, competitive industry, which also includes significant competition for talent. Many of our most significant competitors, who are identified in our Annual Report, are not based in the United States and, therefore, are not subject to the same governance and investor disclosure regimes as Corteva. As a result, the Committee does not disclose the Company's long-term incentive targets on a forward-looking basis the competitively sensitive nature of these incentive targets could place Corteva at a disadvantage with respect to its business strategy, as well as its ability to compete for talent.
Corteva 2026 Proxy Statement | 49

COMPENSATION DISCUSSION AND ANALYSIS

2023-2025 Annual PSU Awards (PSUs Payable in 2026)

In February 2023, the Committee (and, in the case of the CEO, the Board) approved, as part of its LTI incentive program, a grant of PSUs utilizing RONA and Operating EPS Growth metrics in order to align executive compensation with our stockholders’ interest by incentivizing investment in long-term growth to drive earnings, as well as profitability from Corteva’s asset footprint through disciplined management of capital investment projects that will drive cash flow and attractive long-term returns for stockholders.

The performance period for the 2023 PSUs awarded in February 2023 ran from January 1, 2023 to December 31, 2025. Consistent with our framework for acquisition adjustments, the targets for the 2023-2025 PSU awards were adjusted to reflect the impact of the Biologicals acquisitions in determining the payout factor for these awards.

The actual number of shares earned for the PSUs granted in 2023 was based on the average of Corteva’s RONA and Operating EPS Growth metrics for the 3-year performance period, covering January 2023 through December 2025, as shown in the table below. The final payout determination was made in January 2026 after a review of the Company’s performance. Average RONA performance (weighted 50%) resulted in a 114.6% payout factor. Operating EPS Growth performance (weighted 50%) resulted in a payout factor of zero. This resulted in an overall payout at 57.3% of target.

Enterprise Metric	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

Operating EPS Growth(1)	11.3%	13.3%	15.3%	8.8%	—	50%	—

Return on Net Assets(2)	16.6%	19.5%	22.5%	19.9%	114.6%	50%	57.3%

Total Weighted Payout Factor(3)							57.3%

(1)
Operating EPS Growth is defined as the increase in "earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impacts of each of significant items, separation costs, non-operating benefits (costs), amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting.
(2)
Return of Net Assets (RONA) is defined as operating earnings after income taxes divided by the sum of net working capital and property, plant and equipment.
(3)
Total Weighted Payout Factor is rounded to the nearest tenth.

See the Appendix to this Proxy Statement for a reconciliation and further information on the non-GAAP metrics utilized for the 2023-2025 PSU awards

Growth Incentive Plan

In February 2024, the Committee adopted a growth incentive plan to incentivize and promote the long-term retention of the Company’s senior leadership, including Corteva’s NEOs, by providing a one-time stretch incentive opportunity to earn up to two times more than their target 2024 RSU award if they exceeded a stretch two-year Operating EBITDA goal aligned to the Company’s year-end expectations for 2025 under its mid-term targets concluding with 2025 performance. These stretch expectations, which if met, would have significantly enhanced stockholder value. The payout factor for this growth incentive was 0%. The Committee has not continued the Growth Incentive Plan in 2025.

Enterprise Metric	Threshold ($ in mm) (.50x payout)	Target ($ in mm) (1.25x payout)	Maximum ($ in mm) (200% payout)	Actual ($ in mm)	% of Target Achieved	Weighting	Actual Weighted Payout Factor %

			15.30%
Operating EBITDA(1)	$4,200	$4,300	$4,400	$3,848	0.0%	100%	0.0%

(1)
Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs.

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COMPENSATION DISCUSSION AND ANALYSIS

Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites.

2026 COMPENSATION DESIGN CHANGES

The Committee reevaluated the design of its incentive programs for 2026 to consider the impacts of the Company's proposed separation and further align our executives' interest with those of our stockholders.

Short-Term Incentive Design

In light of the proposed separation, the Committee has simplified their PRP program to a single enterprise PRP to continue to drive whole company performance while executing on the proposed separation. Additionally, for the Company's 2026 enterprise PRP program, the Free Cash Flow metric was eliminated, thereby limiting the enterprise PRP metrics to Operating EBITDA and Operating EBITDA Margin, weighted at 75% and 25%, respectively. While we believe a cash-related metric will likely be important to our compensation programs in the future, the Committee concluded that it was not an appropriate fit for the 2026 short-term incentive program given that the proposed separation would be expected to occur in the second half of 2026 and that the cash-related metric for the Company was most appropriately measured on an annual basis given the seasonal dynamics of our business and industry. Additionally, a number of pending capital allocation decisions related to the proposed separation presented challenges to the Committee's ability to appropriately set goals for this metric in 2026.

Long-Term Incentive Design

For 2026, the Committee determined it would eliminate stock options as a component of its long-term incentive program and change its equity mix to be 50% each of PSUs and RSUs in 2026. In consideration of the proposed separation transaction, the Committee believed shifting more weight to RSUs would provide further retention of key executives and better align to the long-term interests of stockholders.

Corteva 2026 Proxy Statement | 51

COMPENSATION OF EXECUTIVE OFFICERS

2025 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2025. The NEOs for 2025 are Corteva’s current CEO and EVP, Chief Financial Officer (“CFO”), its next three most highly compensated executive officers, along with its former SVP, Chief Legal and Public Affairs Officer and Secretary. Totals in the table may not equal the summation of the columns due to rounding amounts to the nearest U.S. dollar.

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)(4)	Non-equity Incentive Plan Compensation ($)(g)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(h)(6)	All other compensation ($)(i)(7)	Total ($)(j)

Charles V. Magro	2025	1,405,385	—	9,320,078	2,330,023	3,990,000	—	453,913	17,499,399
Chief Executive Officer	2024	1,402,308	—	8,800,014	2,200,018	1,671,600	—	433,119	14,507,058
	2023	1,341,923	—	8,200,042	2,050,001	1,472,175	—	170,731	13,234,872

David P. Johnson	2025	748,750	—	1,760,016	440,009	1,425,000	—	104,863	4,478,638
EVP, Chief Financial Officer	2024	214,712	450,000	4,560,121	440,016	168,715	—	5,225	5,838,788

Samuel R. Eathington, Ph.D.	2025	694,365	—	1,320,076	330,007	1,320,500	—	107,992	3,772,941
EVP, Chief Technology	2024	675,962	—	1,200,051	300,001	537,300	—	141,404	2,854,718
& Digital Officer	2023	645,962	—	1,120,099	280,002	472,550	—	171,551	2,690,163

Robert D. King	2025	685,981	—	1,400,071	350,007	1,228,205	—	87,179	3,751,442
EVP, Crop Protection Business	2024	675,962	—	1,280,069	320,015	396,900	—	109,876	2,782,821
Unit	2023	641,923	—	1,200,079	300,009	283,400	—	118,627	2,544,037

Judd M. O'Connor	2025	627,404	—	960,067	240,005	1,167,500	102,736	107,507	3,205,218
EVP, Seed Business Unit

Cornel B. Fuerer	2025	680,192	—	1,320,076	330,007	1,106,275	—	122,736	3,559,286
Former SVP, Chief Legal & Public	2024	642,385	—	1,200,051	300,001	433,024	—	127,166	2,702,626
Affairs Officer & Secretary

(1)
The salary amount for Mr. Johnson was prorated for his length of service in 2024.
(2)
Amounts represents the one-time cash signing bonus for Mr. Johnson to compensate for certain cash incentive compensation from his former employer that would be forfeited, in order to join Corteva.
(3)
Amounts represent the aggregate grant date fair value of RSU and PSU awards in the year of grant in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout, the value of the 2025 PSU awards would be: Mr. Magro, $13,980,085; Mr. Johnson, $2,640,024; Dr. Eathington, $1,980,082; Mr. King, $2,100,107; Mr. O'Connor, $1,440,036; and Mr. Fuerer, $1,980,082. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the respective year end. See "2025 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards".
(4)
Amounts represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718 in the year of grant. A discussion of the assumptions used in calculating these values can be found in Note 18 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. This column does not represent the stock-based compensation expense recognized in the Company’s financial statements for the year ended December 31, 2025.
(5)
Individual results for Non-Equity Incentive Plan Compensation are detailed in "Compensation Discussion and Analysis — 2025 Compensation Decisions" and reflect income earned for performance achieved in the respective year.
(6)
This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. The Company does not credit participants in the nonqualified plans with above-market earnings, therefore, only the change in the pension value is reflected here. Where the overall change in pension value is negative, no value is reported.
(7)
Amounts shown in this column include Company contributions to both qualified and non-qualified defined contribution plans, as applicable, as well as the value of certain perquisites or other personal benefits. For a detailed discussion of the items and amounts reported in this column, refer to the All Other Compensation section of the narrative discussion following this footnote.

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2025.

Stock Awards

52 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the aggregate grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. See "2025 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards" for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to "2025 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards" for a detailed discussion of the grant date fair value of option awards.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based annual incentives under the PRP. Refer to "Compensation Discussion and Analysis —Our Annual Compensation Program — Annual Short-Term Incentives" in the for a detailed discussion of the calculation of individual results for payouts under the PRP for our NEOs.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated pension benefits for Mr. O'Connor at retirement at age 65. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2025. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2025 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, Corteva common stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal long-term rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s Retirement Savings Plan (“RSP”). Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the "2025 Summary Compensation Table".

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change in the present value from the prior measurement date of an NEO’s accumulated benefit as of the applicable pension measurement date.

Corteva 2026 Proxy Statement | 53

COMPENSATION OF EXECUTIVE OFFICERS

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table for 2025 above include perquisites and personal benefits, severance benefits to former employees, and Company contributions to both qualified and nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits ($)(a)	Registrant Contributions to Qualified Defined Contribution Plans ($)(b)	Registrant Contributions to Nonqualified Defined Contribution Plans ($)(c)
Charles V. Magro	183,735	31,350	238,829
David P. Johnson	78,007	26,856	—
Samuel R. Eathington, Ph.D.	—	31,350	76,642
Robert D. King	—	25,119	62,059
Judd M. O'Connor	13,000	31,350	63,157
Cornel B. Fuerer	25,472	31,350	65,914

(a)
Amounts for Messrs. Magro and Johnson include the value of the personal use of the Company’s aircraft in amounts of $183,735 and $2,103, respectively. Mr. Magro under the Company’s security policies is required for his personal safety to use the Company’s aircraft for both business and personal flights. Corteva allows executives and directors, when accompanying the executive their immediate family members, to use its corporate aircraft for personal use for reasons in order to comply with the Company's securities policies, as well as for the Company’s preference and convenience. The value of personal aircraft usage reported above is based on the actual direct operating costs for operating the aircraft, including jet fuel, maintenance, crew travel, catering, in-flight wi-fi data usage, and airport related fees. Since the corporate aircraft is used primarily for business travel, the methodology excludes fixed costs which do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip-related hangar expenses. Amounts for Mr. Johnson include the value of relocation costs of $75,904 provided to the executive at the Company’s expense to relocate them to Corteva’s headquarters. Corteva’s relocation policies applicable to all management-level employees typically provide reimbursement for, among other items, the costs of identifying a new residence, real estate commissions and certain other costs associated with the sale of the home, and the storage and shipment of belongings. The relocation expenses do not include any home loss buyout for Mr. Johnson. Amounts for Mr. Fuerer include the Company's average cost per executive of $5,000 and $7,472 in interest earned under the Company's pension policy transferee plan. Perquisites for Messrs. O'Connor and Fuerer also include $13,000 each in financial counseling.
(b)
Amounts represent Corteva’s match to the RSP on the same basis as provided to U.S. parent company employees. For 2025, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.
(c)
Amounts represent Corteva’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable IRC limits. For 2025, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

54 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2025 GRANTS OF PLAN-BASED AWARDS

The following table provides information on PRP awards, stock options, RSUs and PSUs granted in 2025 to each of our NEOs. For a complete understanding of the table, refer to the narrative discussion that follows.

								All Other	All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock	Option
		Under Non-Equity Incentive			Under Equity Incentive			Awards:	Awards:	Exercise or	Grant Date
		Plan Awards			Plan Awards			Number of	Number of	Base	Fair Value of
								Shares of	Securities	Price of	Stock and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Charles V. Magro		—	2,100,000	4,200,000	—	—	—	—	—	—
	2/18/2025	—	—	—	0	108,440	216,880	—	—	—	6,990,042
	2/18/2025	—	—	—	—	—	—	36,147	—	—	2,330,036
	2/18/2025	—	—	—	—	—	—	—	97,859	$64.46	2,330,023

David P. Johnson		—	750,000	1,500,000	—	—	—	—	—	—
	2/18/2025	—	—	—	0	20,478	40,956	—	—	—	1,320,012
	2/18/2025	—	—	—	—	—	—	6,826	—	—	440,004
	2/18/2025	—	—	—	—	—	—	—	18,480	$64.46	440,009

Samuel R.		—	695,000	1,390,000	—	—	—	—	—	—
Eathington, Ph.D.	2/18/2025	—	—	—	0	15,359	30,718	—	—	—	990,041
	2/18/2025	—	—	—	—	—	—	5,120	—	—	330,035
	2/18/2025	—	—	—	—	—	—	—	13,860	$64.46	330,007

Robert D. King		—	685,000	1,370,000	—	—	—	—	—	—
	2/18/2025	—	—	—	0	16,290	32,580	—	—	—	1,050,053
	2/18/2025	—	—	—	—	—	—	5,430	—	—	350,018
	2/18/2025	—	—	—	—	—	—	—	14,700	$64.46	350,007

Judd M. O'Connor		—	625,000	1,250,000	—	—	—	—	—	—
	2/18/2025	—	—	—	0	11,170	22,340	—	—	—	720,018
	2/18/2025	—	—	—	—	—	—	3,724	—	—	240,049
	2/18/2025	—	—	—	—	—	—	—	10,080	$64.46	240,005

Cornel B. Fuerer		—	582,250	1,164,500	—	—	—	—	—	—
	2/18/2025	—	—	—	0	15,359	30,718	—	—	—	990,041
	2/18/2025	—	—	—	—	—	—	5,120	—	—	330,035
	2/18/2025	—	—	—	—	—	—	—	13,860	$64.46	330,007

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent PRP award opportunities for 2025 under the OIP. A target PRP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. To the extent that the Committee approves changes to a NEO’s base salary or the PRP target (as a percentage of base salary) during a fiscal year, the PRP is designed such that the base salary and PRP target as a percentage of base salary in effect at the end of the fiscal year are assumed to have been in effect for the entire fiscal year. The Committee (and, in the case of the CEO, the Board) approved the PRP targets for our NEOs in February 2025 as shown above. The actual PRP payout for NEOs, which can range from 0% to 200% of target, is based on corporate financial performance and modified for sustainability performance as applicable. Refer to "Compensation Discussion and Analysis — 2025 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives" for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2025. Vesting is based upon performance against RONA and Cumulative Operating EPS growth targets. At the conclusion of the three-year performance period, the actual award, vested and delivered as Corteva common stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination only to the extent that the underlying awards vest based upon performance. For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

Corteva 2026 Proxy Statement | 55

COMPENSATION OF EXECUTIVE OFFICERS

Grant Date Fair Value of Stock Options and Stock Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS

The following table shows the number of shares underlying exercisable and unexercisable options, as well as unvested RSUs and unearned PSUs, held by our NEOs at December 31, 2025. Market or payout values in the table below are based on the closing price of Corteva common stock as of that date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Charles V. Magro	2/18/2022	129,311	—	50.70	2/18/2032	—	—	—	—
	2/28/2023	63,803	31,902	62.29	2/28/2033	11,349	760,706	—	—
	2/20/2024	38,986	77,974	54.36	2/20/2034	27,586	1,849,073	121,413	8,138,313
	2/18/2025	—	97,859	64.46	2/18/2035	36,523	2,448,116	108,440	7,268,733
David P. Johnson	9/16/2024	7,868	15,738	56.27	9/16/2034	38,898	2,607,332	23,459	1,572,457
	2/18/2025	—	18,480	64.46	2/18/2035	6,897	462,302	20,478	1,372,640
Samuel R. Eathington, Ph.D.	2/26/2021	24,829	—	45.15	2/25/2031	—	—	—	—
	2/18/2022	18,679	—	50.70	2/18/2032	—	—	—	—
	2/28/2023	8,714	4,358	62.29	2/28/2033	1,551	103,960	—	—
	2/20/2024	5,316	10,633	54.36	2/20/2034	3,763	252,214	16,557	1,109,816
	2/18/2025	—	13,860	64.46	2/18/2035	5,173	346,761	15,359	1,029,514
Robert D. King	2/28/2023	—	4,669	62.29	2/28/2033	1,661	111,343	—	—
	2/20/2024	5,671	11,342	54.36	2/20/2034	4,013	269,010	17,661	1,183,817
	2/18/2025	—	14,700	64.46	2/18/2035	5,486	367,756	16,290	1,091,919
Judd M. O'Connor	2/26/2021	20,548	—	45.15	2/25/2031	—	—	—	—
	2/18/2022	8,621	—	50.70	2/18/2032	—	—	—	—
	2/28/2023	3,735	1,868	62.29	2/28/2033	665	44,564	—	—
	2/20/2024	2,481	4,962	54.36	2/20/2034	1,756	117,709	7,727	517,941
	2/18/2025	—	10,080	64.46	2/18/2035	3,763	252,214	11,170	748,725
Cornel B. Fuerer	2/28/2023	8,714	4,358	62.29	2/28/2033	1,551	103,960	—	—
	2/20/2024	5,316	10,633	54.36	2/20/2034	3,763	252,214	16,557	1,109,816
	2/18/2025	—	13,860	64.46	2/18/2035	5,173	346,761	15,359	1,029,514

(a)
Stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date.
(b)
RSUs granted under the OIP generally vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.
(c)
Market values based on the December 31, 2025, closing stock price of $67.03 per share of Corteva common stock.
(d)
These PSUs reflect the number of shares deliverable at target performance. The actual number of shares to be delivered will be determined at the end of the respective performance period (December 31, 2026 or December 31, 2027, respectively).
56 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

2025 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of Corteva common stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2025. Stock awards include PSUs granted in 2023, which vested December 31, 2025, and were paid out in January 2026. See "Compensation Discussion and Analysis — 2025 Compensation Decisions — 2023-2025 PSU Program (Payable in 2026)" for more information on the 2023 PSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Charles V. Magro	—	—	95,642	6,639,642
David P. Johnson	—	—	19,396	1,355,410
Samuel R. Eathington, Ph.D.	—	—	13,156	912,828
Robert D. King	24,297	343,432	33,703	2,055,450
Judd M. O'Connor	—	—	5,768	399,526
Cornel B. Fuerer	17,242	299,329	13,020	904,087

PENSION BENEFITS

The following table lists the pension program participation and actuarial present value of accumulated benefits for the NEOs under their respective defined benefit pension plan and associated plans, as of December 31, 2025, for each of the NEOs that participates. The plans in which Mr. O'Connor participates are plans that were assumed by the Company when it separated from DowDuPont, Inc. None of the other Company’s NEOs are eligible to, nor, participate in any defined benefit plan sponsored by the Company or any of its subsidiaries.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Judd M. O'Connor	Pension and Retirement Plan	20.0	457,609
	Pioneer Hi-Bred International, Inc. GAP Retirement Plan	20.0	520,772

Narrative Discussion of Pension Benefits

The Pension and Retirement Plan

Mr. O'Connor participates in the Pension and Retirement Plan (the “Pension Plan”), a tax-qualified defined benefit pension plan that generally covers a majority of those of our U.S. employees who were employees of historical DuPont prior to its separation from DowDuPont, Inc., except those hired or rehired by historical DuPont after December 31, 2006. The Pension Plan currently provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. On November 30, 2018 (the “Effective Date”), the Company froze the pay and service amounts used to calculate pension benefits for then-active employees who were participants in the Pension Plan.

The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity. The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service.

Mr. O'Connor participates in Title IV of the Pension Plan. Under the provisions of Title IV of the Pension Plan, employees are eligible for unreduced pensions when they reach normal retirement age of age 65 or older with at least five years of service. An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he is at least age 55 with at least 5 years of service. For participants with less than 30 years of service at retirement, the pension is

Corteva 2026 Proxy Statement | 57

COMPENSATION OF EXECUTIVE OFFICERS

reduced by 1/180 for each of the first 60 months prior to normal retirement age and reduced by 1/360 for each of the next 60 months that precede normal retirement age. For participants with 30 or more years of service at retirement, the pension is reduced by 1/400 for each month prior to normal retirement age. Title IV of the Pension Plan closed to new participants on January 1, 2012.

The primary pension formula under Title IV of the Pension Plan provides a monthly retirement benefit equal to:

(1.10% of Final Average Earnings up to Integration Level	+	1.47% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service Through 12/31/2011
	+						÷
1.00% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

PLUS

(0.55% of Final Average Earnings up to Integration Level	+	0.735% of Final Average Earnings in excess of Integration Level	)	×	Years of Credited Service Projected to Normal Retirement Date, up to 35 years	×	Years of Credited Service From 01/01/2012 Through the Effective Date
	+						÷
0.50% of Final Average Earnings				×	Years of Credited Service Projected to Normal Retirement Date, in excess of 35 years, if any		Total Years of Credited Service at Normal Retirement Date

Final Average Earnings are based on the employee’s 60 highest consecutive months of earnings out of the last 120 months prior to the earlier of termination of employment or the Effective Date. Compensation includes regular compensation plus the PRP award. Integration Level is in accordance with IRC guidance but in no event will it increase after the Effective Date.

For the purpose of unreduced pension, employees’ age, and service post Effective Date until termination of employment, will be counted in determining the retirement eligibility. Mr. O'Connor was eligible for a reduced pension.

The Pioneer Hi-Bred International Inc. GAP Retirement Plan

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, and the excess benefit for Title IV of the Pension Plan is paid under the Pioneer Hi-Bred International Inc. GAP Retirement Plan (the “Pioneer GAP Plan”), an unfunded non-qualified plan. The form of benefit under the Pioneer GAP Plan for Mr. O'Connor would be a single life annuity. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 17 (“Pension Plans and Other Post-Employment Benefits”) to the Consolidated Financial Statements in Corteva’s Annual Report on Form 10-K for the year ended December 31, 2025. All other assumptions are consistent with those used in Note 17, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

58 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on Corteva’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Charles V. Magro	163,296	238,829	75,488	—	1,102,880
David P. Johnson	—	—	—	—	—
Samuel R. Eathington, Ph.D.	229,283	76,642	157,135	—	1,430,039
Robert D. King	43,799	62,059	34,392	—	460,808
Judd M. O'Connor	44,790	63,157	200,407	—	1,556,186
Cornel B. Fuerer	113,197	65,914	392,834	—	3,275,222

(1)
Executive contributions are included in salary for 2025 in the Summary Compensation Table.
(2)
Company contributions are included in All Other Compensation for 2025 in the Summary Compensation Table.

Narrative Discussion of the Nonqualified Deferred Compensation Table

Corteva offers two nonqualified deferred compensation programs under which participants may voluntarily elect to defer some portion of base salary, PRP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the Retirement Savings Restoration Plan (“RSRP”), there are no Company contributions or matches. The RSRP was adopted to restore Company contributions for certain U.S. employees that would be lost due to IRC limits on compensation under Corteva’s tax-qualified savings plan.

The following provides an overview of the various deferral options as of December 31, 2025.

RSRP

Under the RSRP, eligible employees can elect to defer eligible compensation (generally, base salary plus PRP) that exceeds the regulatory limits ($350,000 in 2025) in increments of 1% up to 6%. Corteva matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. Corteva also makes an additional contribution of 3% of eligible compensation to participants in the RSRP as of December 31. The additional 3% contribution is made during the first quarter of the following calendar year. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Management Deferred Compensation Program (“MDCP”)

Under the MDCP, a NEO can elect to defer the receipt of up to 60% of his base salary and/or PRP award. Corteva does not match deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP, including Corteva common stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

In addition, under the MDCP, a NEO can elect to defer the receipt of 100% of his LTI awards (RSUs and/or PSUs). Corteva does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of Corteva common stock units with dividend equivalents credited as additional stock units.

Corteva 2026 Proxy Statement | 59

COMPENSATION OF EXECUTIVE OFFICERS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company maintains a Change in Control and Executive Severance Plan. For a description of the plan, see "Compensation Discussion and Analysis — Components of Our Executive Compensation Program — Change in Control and Executive Severance Benefits."

Benefits provided under the plan are highlighted in the table below.

Benefit Element	Qualifying Termination Associated with a Change in Control	Qualifying Termination NOT Associated with a Change in Control
Severance benefit	Lump sum cash payment equal to two times (2.99 times for the CEO) the sum of the executive’s base salary and target annual PRP award	Lump sum cash payment equal to one and one-half times (two times for the CEO) the sum of the executive’s base salary and target annual PRP award
PRP in year of termination	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award	Lump sum cash payment equal to the pro-rated portion of the executive’s target annual PRP award
Benefit continuation	Continued health and welfare benefits, financial counseling (as applicable) and outplacement services for two years (2.99 years for the CEO)	Continued health and welfare benefits and outplacement services for one and one-half years (two years for the CEO)
Equity award treatment	Acceleration of all unvested equity awards, with unexercised stock options remaining exercisable for their full term	Treatment of awards subject to terms and conditions of each specific grant

Potential payments under the plan are reflected in the table below. The table also includes potential payments under the OIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs, including in age, years of service, date of hire, and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2025, are entitled to receive any PRP awards for the 2025 performance year. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2025.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, Corteva’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by Corteva. See "Compensation Discussion and Analysis — How We Manage Compensation Risk — Compensation Recovery Policy (Clawback)" for further discussion.

60 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2025, are outlined below. The value of long-term incentives which would accelerate or otherwise continue to vest as a result of the executive’s termination is based in part in reference to Corteva’s closing stock price of $67.03 on December 31, 2025, as reported on the New York Stock Exchange.

Name	Benefit	Termination without Cause or for Good Reason 24 months following a Change in Control ($)	Other Termination without Cause of for Good Reason ($)(1)	Death or Disability ($)	Voluntary Separation ($)(2)

Charles V. Magro	Severance(3)	10,465,000	7,000,000	—	—

	LTI Acceleration / Vesting(4)	21,855,585	11,078,769	14,296,992	—

	Health & Welfare Benefits(5)	88,761	59,274	—	—

	Outplacement & Financial Planning(6)	9,900	9,900	—	—

David P. Johnson	Severance(3)	3,000,000	2,250,000	—	—

	LTI Acceleration / Vesting(4)	6,231,566	3,064,117	4,792,320	—

	Health & Welfare Benefits(5)	38,531	29,573	—	—

	Outplacement & Financial Planning(6)	9,900	9,900	—	—

Samuel R.	Severance(3)	2,780,000	2,085,000	—	—

Eathington, Ph.D.	LTI Acceleration / Vesting(4)	3,033,262	1,528,531	1,976,981	—

	Health & Welfare Benefits(5)	13,176	9,684	—	—

	Outplacement & Financial Planning(6)	9,900	9,900	—	—

Robert D. King	Severance(3)	2,740,000	2,055,000	—	—

	LTI Acceleration / Vesting(4)	3,227,457	1,628,144	2,104,906	—

	Health & Welfare Benefits(5)	44,019	30,246	—	—

	Outplacement & Financial Planning(6)	9,900	9,900	—	—

Judd M. O'Connor	Severance(3)	2,500,000	1,875,000	—	—

	LTI Acceleration / Vesting(4)	1,778,782	831,249	1,106,985	831,249

	Health & Welfare Benefits(5)	57,792	44,019	—	—

	Outplacement & Financial Planning(6)	35,900	29,400	—	—

Cornel B. Fuerer	LTI Acceleration / Vesting(4)	—	—	—	1,528,531

(1)
Generally represents Company-initiated terminations not associated with a Change in Control, but in certain cases may also be applicable to terminations associated with a mutually-agreed upon retirement.
(2)
Per the provisions of the Company’s OIP and of the terms and conditions of awards granted under the OIP, employees who voluntarily terminate their employment with the Company after having reached age 55, and who have a minimum of 10 years of service with the Company, are eligible to continue to vest in all or a portion of the outstanding equity awards they hold at the time of their separation.
(3)
Per the provisions of the Company’s Change in Control and Executive Severance Plan, amounts represent a lump sum payment equal to two times (or, in the case of the CEO, 2.99 times) the sum of an executive’s base salary plus target bonus in the case of a termination with respect to a Change in Control, or one and one-half times (two times, in the case of the CEO) the sum of the base salary plus target bonus in the case of a termination not with respect to a Change in Control. In each case, the plan also calls for a lump sum payment equal to the prorated portion of the executive’s target bonus in the year of termination (prorated for the number of months of service rendered during the year). However, because the Company’s PRP provides for the payment of any bonus earned by an eligible employee who is an active employee through the last day of the fiscal year, and because the table above assumes the termination of employment occurs on such date, the amount due under the Change in Control and

Corteva 2026 Proxy Statement | 61

COMPENSATION OF EXECUTIVE OFFICERS

Executive Severance Plan with respect to a prorated bonus in year of termination is not incremental to the PRP, and as such is not included in the amounts above.
(4)
In the case of termination with respect to a Change in Control, amounts include the value of all outstanding and unvested stock options, outstanding RSUs and outstanding and unearned PSUs, all of which immediately accelerate and become vested upon termination, with performance for the unearned PSUs deemed achieved at target performance levels. In the case of a termination without Cause or for Good Reason, amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), as well as the value of all outstanding RSUs and of a prorated portion of outstanding PSUs, which would be earned at the end of the applicable performance period to the extent that performance metrics are achieved at a minimum of threshold performance levels. In the case of a termination related to Death or Disability, the amounts represent the value of all outstanding and unvested stock options and RSUs, as well as a prorated portion of unearned PSUs. In the case of a Voluntary Separation of employment, the amounts represent the value of those outstanding and unvested stock options which are scheduled to vest within 12 months of the assumed termination (and which would continue to vest during that period under the terms of the awards), the value of all outstanding RSUs and a prorated portion of PSUs. For purposes of the table above, performance of the prorated PSUs is assumed at target.
(5)
Amounts represent the cost to Corteva of health and welfare benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA), the amount of which is payable to the executive for a period of months equal to the length of time implied by the severance multiple. Amount also includes the estimated cost of participating in the diagnostic executive physical program, but only to the extent that the executive was actively participating in the program at the time of their termination.
(6)
Represents the cost of outplacement services, as applicable, provided to executives during the period equal to the length of time implied by the severance multiple, in addition to the annual cost of financial counseling services over the same period, but only to the extent that the executive was actively participating in the financial counseling program at the time of their termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, no members of the Company’s People and Compensation Committee were an officer or employee of the Company or its subsidiaries. None of the executive officers serves as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or the People and Compensation Committee.

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The People and Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), as incorporated by reference from this Proxy Statement.

This report is submitted by the People and Compensation Committee.

Kerry J. Preete (Chair)

Lamberto Andreotti

Karen H. Grimes

Marcos M. Lutz

Patrick J. Ward

62 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide information comparing its CEO's annual compensation to the Company's median employee. The median employee is required to be determined once every three years. Consistent with this mandate, as of December 30, 2025, Corteva identified a new median employee using our global employee population, excluding our CEO, as required by Item 402(u) of Regulation S-K, which included all global full-time, part-time, temporary, and seasonal employees who were employed on that date. We used “base salary plus cash incentive compensation” as our consistently applied compensation measure across the employee population. The following jurisdictions constituting 4.5% of Corteva’s total employees were excluded under the 5% de minimis rule: Bangladesh (10), Cambodia (3), Colombia (191), Egypt (58), Ethiopia (29), Hungary (169), Indonesia (193), Kazakhstan (4), Pakistan (85), Peru (58), Philippines (112), Tanzania (18), and Zambia (64).

From the remaining employees, we leveraged a valid statistical sampling approach to produce a sample of employees who were paid within a 5% range of the estimated median base salary and cash incentives, and selected an employee from within that group as our median employee. We determined the median employee’s annual total compensation using the methodology for the Company’s "2025 Summary Compensation Table", as set forth in Item 402(c)(2)(x) of Regulation S-K and compared it to the total compensation of our CEO.

The Company’s CEO compensation for 2025, as reported in the "2025 Summary Compensation Table", was $17,499,399. The compensation of our median employee for 2025 was $85,012. Based upon the total CEO compensation and median employee compensation for 2025, our CEO to median employee pay ratio was 206:1.

This ratio is a reasonable estimate calculated using a methodology consistent with SEC rules, as described above. As the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices, pay ratios reported by other companies may not be comparable to the Company’s pay ratio reported above.

PAY VERSUS PERFORMANCE DISCLOSURE

In accordance with Item 402(v) of Regulation S-K, the Company is required to disclose pay versus performance, or PVP by comparing compensation amounts previously reported for the last three calendar years to the SEC’s definition of “Compensation Actually Paid,” or CAP. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at Corteva. CAP is a supplemental measure for stockholders, and is not a replacement for, or incorporated into the philosophy and strategy of compensation-setting set forth in the “Compensation Discussion and Analysis” of this proxy statement.

Corteva 2026 Proxy Statement | 63

COMPENSATION OF EXECUTIVE OFFICERS

Pay Versus Performance Table

In determining the CAP for our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (the “SCT”) for the last five calendar years. The table below summarizes compensation values both previously reported in our SCT, as well as footnotes of the adjusted values for 2025.

						Avg.	Value of Initial Fixed $100 Investment Based on:(4)			Company
Year(1)	SCT Total for CEO: J. Collins(2)	SCT Total for CEO: C. Magro(2)	Compensation Actually Paid to CEO: J. Collins(3)	Compensation Actually Paid to CEO: C. Magro(3)	Avg. SCT Total for Non-PEO NEOs(2)	Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	GAAP Net Income(6) ($ in millions)	Selected Measure(7): Operating EPS ($)

2025	—	$17,499,399	—	$28,549,774	$3,753,505	$5,262,019	$183	$122	$1,105	$3.34

2024	—	$14,507,058	—	$15,171,241	$3,734,237	$4,000,432	$154	$124	$919	$2.57

2023	—	$13,234,872	—	$7,924,156	$3,391,528	$1,403,620	$128	$124	$747	$2.69

2022	—	$14,762,075	—	$16,983,522	$5,027,523	$7,408,698	$155	$112	$1,158	$2.67

2021	$16,864,428	$792,786	$18,917,976	$792,786	$4,077,575	$5,553,889	$124	$126	$1,769	$2.15

(1)
Mr. Magro succeeded Mr. Collins as PEO in 2021 (on November 1, 2021). Mr. Collins served as the PEO for the entirety of 2020. Our Non-PEO NEOs for the applicable years were as follows:
•
2025: David P. Johnson, Samuel R. Eathington, Robert D. King, Judd O’Connor, and Cornel B. Fuerer
•
2024: David P. Johnson, Samuel R. Eathington, Robert D. King, Cornel B. Fuerer, David J. Anderson, and Timothy P. Glenn
•
2023: David J. Anderson, Samuel R. Eathington, Timothy P. Glenn, and Robert D. King
•
2022: David J. Anderson, Samuel R. Eathington, Timothy P. Glenn, and Robert D. King
•
2021: David J. Anderson, Timothy P. Glenn, Cornel B. Fuerer, Gregory R. Friedman, and Rajan Gajaria
(2)
Amounts reported in these columns represent (i) the total compensation reported in the SCT for the applicable year in the case of our PEOs, Mr. Collins and Mr. Magro, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.
(3)
Amounts reported in these columns represent (i) CAP for the applicable year in the case of our PEOs, Mr. Collins and Mr. Magro and (ii) the average CAP for the applicable year for our Non-PEO NEOs; adjustments were made to the amounts reported in the SCT for the applicable year.

A reconciliation of the adjustments made to the 2025 SCT amounts to calculate CAP for our PEO, Mr. Magro, and for the average of the Non-PEO NEOs is set forth in the following table. In this table, the unvested equity fair values were calculated on each of the required measurement dates using assumptions based on criteria consistent with those used for grant date fair value calculations and in accordance with the methodology used for financial reporting purposes. For unvested awards subject to performance-based vesting conditions, the fair values were based on the probable outcome of such performance-based vesting conditions as of the last day of the year.

2025	SCT Reported Total	Less: SCT Reported Change in Pension Value	Plus: Pension Value Service Cost	Less: SCT Reported Stock Award and Option Value	Plus (Less): Fair Value of Equity Awards Granted During 2025 that are Outstanding and Unvested at End of the Covered Year	Plus (Less) Fair value of Equity Awards Granted in Any Prior Year that are Outstanding and Unvested at End of the Covered Year	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Covered Year	Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Covered Year	Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Covered Year	Compensation Actually Paid

PEO	$17,499,399	$0	$0	$11,650,101	$11,986,344	$8,725,842	$0	$1,988,290	$0	$28,549,774

Average Non-PEO NEOs	$3,753,505	$20,547	$0	$1,690,068	$1,738,211	$1,241,939	$0	$238,979	$0	$5,262,019

(4)
Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2021, 2022, 2023, 2024, and 2025 respectively. TSR is calculated by dividing the difference between the price of the Company’s common stock at the end and the beginning of the measurement period by the price of the Company’s common stock at the beginning of the measurement period.
(5)
The company utilized the S&P 500 Chemicals Index as its peer group for TSR, which is the industry index utilized in the Company’s Annual Report in Form 10-K.
(6)
Reflects the Company’s net income (loss) reflected in the audited financial statements published in our Annual Report on Form 10-K for the applicable year.
(7)
Operating EPS has been selected as the Company Selected Measure because the Company believes it is the most important measure linked to compensation actually paid, has a close association with the Company’s share price and TSR, and has been and is expected to continue to be a

64 | Corteva 2026 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

performance metric that is important to the Company and our stockholders. Refer to our 2025 Annual Report for a reconciliation of Operating EPS to EPS, the most directly comparable financial measure calculated and presented in accordance with US GAAP.

Performance Measures Used to Link Company Performance and CAP.

The Company utilizes other important financial measures to link compensation actually paid to its NEOs performance as set forth in the table below.

Metrics
(1)	Absolute Total Shareholder Return
(2)	Operating Earnings Per Share
(3)	Operating EBITDA Margin
(4)	Return on Net Assets

Relationship between CAP and TSR.

The graph below reflects the relationship between the PEO and average Non-PEO NEO compensation actually paid (“CAP”) and the Company’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) over the applicable measurement period.

Corteva 2026 Proxy Statement | 65

COMPENSATION OF EXECUTIVE OFFICERS

Relationship between CAP and GAAP Net Income.

The graph below reflects the relationship between the PEOs and Average Non-PEO NEO CAP and the Company’s GAAP Net Income over the applicable measurement period.

Relationship between CAP and Operating EPS (our Company-Selected Measure). The graph below reflects the relationship between the PEOs and average Non-PEO NEOs CAP and the Company’s Non-GAAP Operating Earnings Per Share over the applicable measurement period.

66 | Corteva 2026 Proxy Statement

Agenda Item 2: Advisory Resolution to Approve

the Executive Compensation of the Company's

Named Executive Officers

AGENDA ITEM 2:

ADVISORY RESOLUTION TO APPROVE THE

EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

As described in detail under the heading "Compensation Discussion and Analysis” in this Proxy Statement, the Board of Directors seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk-taking. The Company’s executive compensation program is strongly aligned with the long-term interests of stockholders. The Company urges you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives and the compensation of the NEOs during fiscal year 2025.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the People and Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the People and Compensation Committee. However, the Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

Accordingly, the Board and management ask stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

The Board unanimously recommends a vote FOR the approval of this advisory resolution to approve the executive compensation of the Company's named executive officers.

The next say-on-pay advisory vote will occur at the Company’s 2027 Meeting.

AGENDA ITEM 2: ADVISORY RESOLUTION TO APPROVE THE EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS The Board of Directors unanimously recommends that you vote FOR this resolution.

Corteva 2026 Proxy Statement | 67

Agenda Item 3: Advisory Resolution on the Frequency of

the Stockholder Vote on Executive Compensation of

the Company's Named Executive Officer

AGENDA ITEM 3:

ADVISORY RESOLUTION TO APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act provides that stockholders must be given the opportunity, at least once every six years, to cast a non-binding, advisory vote on whether a say-on-pay vote on the compensation of our NEOs should be held every one, two, or three years.

After careful consideration of the various arguments supporting each frequency level, the Board and its People and Compensation Committee believe that a vote of every “1 YEAR” on say-on-pay is the best choice for the Company and its stockholders at the present time. Our recommendation for a vote of every “1 YEAR” is indicative of the strong belief that we have in our executive compensation programs and their effectiveness. The Board and the People and Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the frequency of say-on-pay votes.

The Board of Directors unanimously recommends a vote for a frequency of every “1 YEAR” on the following resolution:

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every one year, two years, or three years.

AGENDA ITEM 3: ADVISORY RESOLUTION TO APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Board of Directors unanimously recommends that you vote 1 YEAR for this resolution.

68 | Corteva 2026 Proxy Statement

AGENDA ITEM 4: RATIFICATION OF INDEPENDENT RESTERED

PUBLIC ACCOUNTING FIRM

AGENDA ITEM 4:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2026. For this Agenda Item 4, the Board is requesting stockholders to ratify this selection. PwC has been the Company’s independent registered public accounting firm since its incorporation in March 2018. In accordance with SEC rules and PwC policy, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management. The Audit Committee no less than annually reviews PwC’s independence and performance in connection with the Audit Committee’s determination of whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•
PwC’s historical and recent audit performance, including input from our Audit Committee and employees with substantial contact with PwC throughout the year about PwC’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by PwC and its audit team;
•
An analysis of PwC’s known legal risks and significant proceedings;
•
External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•
The appropriateness of PwC’s fees, on both an absolute basis and as compared to its peer firms;
•
PwC’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting; and
•
PwC’s capability and expertise in handling the breadth and complexity of our global operations.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our stockholders to retain PwC to serve as our independent public accounting firm for 2026. Therefore, the Board unanimously recommends that stockholders ratify PwC as the Company's independent public accounting firm for 2026.

If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders

Representatives of PwC are expected to be present at the 2026 Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AGENDA ITEM 4: ADVISORY RESOLUTION TO RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors unanimously recommends that you vote FOR this resolution.

Corteva 2026 Proxy Statement | 69

AGENDA ITEM 4: RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC has served as Corteva's independent registered public accounting firm since its incorporation in 2018 and for its predecessor company since 1946. Aggregate fees for professional services rendered by PwC for 2025 and 2024 are set forth in the table below.

	2025 (in thousands)	2024 (in thousands)
Audit fees(1)	$17,640	$13,945
Audit-related fees(2)	1,320	1,400
Tax fees(3)	2,200	2,000
All other fees(4)	20	25
Total	$21,180	$17,370

(1)
Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements and certain periodic reports filed with the SEC, sustainability assurance, and audit fees related to Corteva's proposed separation.
(2)
Audit related fees related primarily to employee benefit audits, IT controls and compliance assessments, and other assurance related services.
(3)
Tax fees related primarily to tax planning advice and other tax compliance and advice.
(4)
All other fees primarily related to data services and other digital software and tools for research, reporting, and training.

AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax, and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals, not in excess of $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2025, all services provided by PwC were approved by the Audit Committee.

70 | Corteva 2026 Proxy Statement

AGENDA ITEM 4: RATIFICATION OF INDEPENDENT RESTERED

PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee is appointed by the Board of Directors to assist the Board in the oversight of (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements, and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board requirements. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2025.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Karen H. Grimes

Michael O. Johanns

Nayaki R. Nayyar

Gregory R. Page

Corteva 2026 Proxy Statement | 71

ADDITIONAL INFORMATION

FUTURE STOCKHOLDER PROPOSALS

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2027 Meeting, pursuant to Rule 14a-8, please send it to the Office of the Corporate Secretary. Under SEC Exchange Act Rule 14a-8, these proposals must be received no later than the close of business on November 19, 2026.

FUTURE ANNUAL MEETING BUSINESS

Under the Company’s Bylaws, if you wish to raise items of proper business directly at an annual meeting, including Director nominations outside of the proxy access process, other than stockholder proposals presented under Rule 14a-8 for inclusion in the Company’s proxy materials, you must give advance written notification to the Office of the Corporate Secretary. For the 2027 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on November 19, 2026, and the close of business on December 19, 2026. However, as provided in the Bylaws, different deadlines apply if the 2027 Meeting is called for a date that is not within 30 days before or after the anniversary of the 2026 Meeting; in that event, written notice must be received by the Office of the Corporate Secretary no earlier than the close of business on the 120th day prior to the 2026 Meeting anniversary date and no later than the close of business on the later of the 90th day prior to the 2026 Meeting anniversary date or the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company. Such notices must comply with the procedural and content requirements of the Bylaws. If notice of a matter is not received within the applicable deadlines or does not comply with the Bylaws, the chair of the annual meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting. The full text of the Bylaws is available at https://investors.corteva.com/.

FUTURE DIRECTOR NOMINEES THROUGH PROXY ACCESS

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary. For the 2027 Meeting, written notice must be received by the Office of the Corporate Secretary between the close of business on October 20, 2026, and the close of business on November 19, 2026 Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available at https://investors.corteva.com/. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2027.

MULTIPLE STOCKHOLDERS WITH THE SAME ADDRESS

The SEC’s “householding” rules permit us to deliver only one notice or set of proxy materials to stockholders who share an address unless otherwise requested. This practice is designed to reduce printing and postage costs. If you are a registered stockholder and share an address with another stockholder and have received only one notice or one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the Office of the Corporate Secretary. Alternatively, if you are currently receiving multiple copies of the notice or the proxy materials at the same address and wish to receive a single copy in the future, you may contact the Office of the Corporate Secretary. If you hold your stock with a bank or broker, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-866-540-7095. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written or oral request to the Office of the Corporate Secretary.

72 | Corteva 2026 Proxy Statement

ADDITIONAL INFORMATION

ELECTRONIC DELIVERY OF PROXY MATERIALS

Stockholders may request proxy materials be delivered to them electronically by visiting www.investordelivery.com. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs.

COPIES OF PROXY MATERIALS AND ANNUAL REPORT

The Notice and Proxy Statement and the Annual Report are posted on Corteva’s website at https://investors.corteva.com and at www.proxyvote.com.

Corteva 2025 Proxy Statement | 73

APPENDIX A: NON-GAAP METRICS

SHORT-TERM INCENTIVE METRICS

The Company utilizes Operating EBITDA, Operating EBITDA Margin and Free Cash Flow, each non-GAAP metrics, in Corteva's enterprise PRP. The Operating EBITDA and Operating EBITDA Margin metrics generally exclude the impact of non-operational costs and benefits and certain infrequent one-time significant events (e.g., restructurings, product and country exits, acquisitions, and the settlement of litigation, which generally relates to activities that pre-date our current executive leadership team).

The Seed and Crop Protection business unit PRPs utilize business unit Operating EBITDA and business unit Operating EBITDA Margin metrics, which are typically considered GAAP metrics when not further adjusted from the Company's financial statement values. No such adjustments were made for the PRP in 2025, so no reconciliation of these metrics has been provided. More information related to each business unit’s performance can be found in Note 22 ("Segment Information") to the Consolidated Financial Statements) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Management’s Discussion and Analysis. The business unit PRPs also includes a Working Capital as a Percentage of Revenue metric, which has not been reconciled here due to the competitive nature of this information.

Non-GAAP Calculation of Corteva Operating EBITDA

	Twelve Months Ended December 31, 2025

$ In millions	As Reported	Margin %

Income (loss) from continuing operations after income taxes (GAAP)	$1,204	6.9%

Provision for (benefit from) income taxes on continuing operations	484	2.8%

Income (loss) from continuing operations before income taxes (GAAP)	$1,688	9.7%

+ Depreciation and amortization	1,203	6.9%

- Interest income	(136)	(0.8)%

+ Interest expense	180	1.0%

+ / - Exchange (gains) losses - net	181	1.0%

+ / - Non-operating (benefits) costs - net	39	0.2%

+ / - Mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges	—	0.0%

+ / - Significant items (benefit) charge	658	3.8%

+ Separation costs	35	0.2%

Corteva Operating EBITDA / EBITDA Margin (Non-GAAP) [1,2]	$3,848	22.1%

1.
Corteva Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow Inc. and/or DuPont de Nemours, Inc. that are recorded by the company as pre-tax income or expense.
2.
The EBITDA margin percentages are determined by dividing amounts in the table above for the twelve months ended December 31, 2025 by net sales of $17,401 million. Margin percentages may not foot, due to rounding.

Corteva 2026 Proxy Statement | A-1

APPENDIX A: NON-GAAP METRICS

Non-GAAP Calculation of Free Cash Flow

Twelve Months Ended
In millions	December 31, 2025

Cash provided by (used for) operating activities – continuing operations (GAAP)	$3,457

Less: Capital expenditures	(591)

Free Cash Flow (Non-GAAP)[1]	$2,866

1.
Free Cash Flow is defined as cash provided by (used for) operating activities - continuing operations, less capital expenditures.

LONG-TERM INCENTIVE METRICS FOR PSU AWARDS

The Company utilizes Operating EPS and RONA, each non-GAAP metrics, for its PSU awards granted under Corteva's OIP.

Non-GAAP Calculation of Corteva Operating EPS

	Twelve Months Ended December 31,

	2025	2024	2023	2025	2024	2023
	$ (millions)	$ (millions)	$ (millions)	EPS (diluted)	EPS (diluted)	EPS (diluted)

Income (loss) from continuing operations attributable to Corteva common stockholders (GAAP)	$1,193	$851	$929	1.75	1.22	$1.30

Less: Non-operating benefits (costs), after tax[1]	(36)	(127)	(111)	(0.05)	(0.18)	(0.16)

Less: Amortization of intangibles (existing as of Corteva Separation), after tax	(434)	(459)	(471)	(0.64)	(0.67)	(0.66)

Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	—	—	—	—	—	—

Less: Significant items benefit (charge), after tax	(582)	(351)	(403)	(0.85)	(0.50)	(0.57)

Less: Separation costs, after tax[1]	(31)	—	—	(0.05)	—	—

Operating Earnings (Loss) (Non-GAAP) [2]	$2,276	$1,788	$1,914	$3.34	$2.57	$2.69

1.
Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow Inc. and/or DuPont de Nemours, Inc. that are recorded by the Company as pre-tax income or expense.
2.
Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva excluding the after-tax impact of significant items, the after-tax impact of separation costs, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of intangible assets (existing as of Corteva Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.

A-2 | Corteva 2026 Proxy Statement

APPENDIX A: NON-GAAP METRICS

Non-GAAP Calculation of Adjusted Return on Net Assets (RONA)

In millions	2025	2024	2023

Twelve Months Ended December 31,

Net income (loss) from continuing operations attributable to Corteva common stockholders (GAAP)	$1,193	$851	$929

Less: Non-operating benefits (costs), after tax[1]	(36)	(127)	(111)

Less: Amortization of intangibles (existing as of Corteva Separation), after tax	(434)	(459)	(471)

Less: Mark-to-market gains (losses) on certain foreign currency contracts not designated as hedges, after tax	—	—	—

Less: Significant items benefit (charge), after tax	(582)	(351)	(403)

Less: Separation costs, after tax	(31)	-	-

Operating Earnings (Loss) (Non-GAAP)[2]	$2,276	$1,788	$1,914

Three Months Ended March 31,

Net Assets (GAAP)	$24,527	$25,008	$25,839

Add: Noncurrent liabilities	6,115	7,285	6,430

Less: Noncurrent assets	25,536	26,462	27,171

Net working capital (GAAP)	5,106	5,831	5,098

Add: Property, plant and equipment	4,105	4,206	4,271

Net working capital plus property, plant and equipment (Non-GAAP)	$9,211	$10,037	$9,369

Three Months Ended June 30,

Net Assets (GAAP)	$26,151	$25,421	$26,461

Add: Noncurrent liabilities	6,092	7,090	7,382

Less: Noncurrent assets	25,755	26,105	26,982

Net working capital (GAAP)	6,488	6,406	6,861

Add: Property, plant and equipment	4,153	4,155	4,306

Net working capital plus property, plant and equipment (Non-GAAP)	$10,641	$10,561	$11,167

Three Months Ended September 30,

Net Assets (GAAP)	$25,461	$24,979	$25,467

Add: Noncurrent liabilities	6,317	6,505	7,295

Less: Noncurrent assets	25,760	26,259	26,777

Net working capital (GAAP)	6,018	5,225	5,985

Add: Property, plant and equipment	4,202	4,210	4,320

Net working capital plus property, plant and equipment (Non-GAAP)	$10,220	$9,435	$10,305

Three Months Ended December 31,

Net Assets (GAAP)	$24,386	$24,030	$25,279

Add: Noncurrent liabilities	6,334	6,409	7,308

Less: Noncurrent assets	25,510	25,728	26,736

Net working capital (GAAP)	5,210	4,711	5,851

Add: Net property, plant and equipment	4,220	4,099	4,287

Net working capital plus net property, plant and equipment (Non-GAAP)	$9,430	$8,810	$10,138

Four quarter average net working capital plus net property, plant and equipment (Non-GAAP)	$9,876	$9,711	$10,245

Operating Earnings (Loss) (Non-GAAP)[2]	$2,276	$1,788	$1,914

Four quarter average net working capital plus property, plant and equipment (Non-GAAP)	$9,876	$9,711	$10,245

Return on Net Assets (RONA) (Non-GAAP)[3]	23.0%	18.4%	18.7%

1.
Non-operating benefits (costs) consists of non-operating pension and other post-employment benefit (OPEB) credits (costs), tax indemnification adjustments and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to

Corteva 2026 Proxy Statement | A-3

APPENDIX A: NON-GAAP METRICS

changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow Inc. and/or DuPont de Nemours, Inc. that are recorded by the Company as pre-tax income or expense.
2.
Operating earnings (loss) is defined as income (loss) from continuing operations attributable to Corteva excluding the after-tax impact of significant items, the after-tax impact of separation costs, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of intangible assets (existing as of Corteva Separation) is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility.
3.
RONA is defined as operating earnings (loss) after income taxes divided by the sum of net working capital and net property, plant and equipment.

A-4 | Corteva 2026 Proxy Statement

CORTEVA, INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 1000 N. WEST STREET, SUITE 900 WILMINGTON, DE 19801 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you access the website and follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/CTVA2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on the cut-off date (see reverse side). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by the cut-off date (see reverse side). TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V88798-P47416 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CORTEVA, INC. The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, and 1 YEAR for Agenda Item 3. 1. Election of the 12 directors named in the Proxy Statement. Nominees: Abstain Against For Klaus A. Engel David C. Everitt 1c Janet P. Giesselman 1j Christopher J. Policinski 1d. jean-marc Gilson 1I Patrick J. ward 1e karen H. Grimes 2. Advisory resolution to approve executive compensation of the Company’s named executive officers. 1 Year 2 year 3 Year Abstain 1f. Marcos M. Lutz 1g. Charles V. Magro 3. Advisory resolution to approve the frequency of the stockholder vote on executive compensation of the Company's named executive officers.1h. Nayaki R. Nayyar For Against Abstain 1i. Gregory R. Page 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.5. Transaction of any other business as may properly come before the 2026 Meeting. Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for theAnnual Meeting of Stockholders to be held April 28, 2026:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V88799-P47416 CORTEVA, INC. Annual Meeting of Stockholders April 28, 2026, 8:00 AM Eastern Time This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles V. Magro, Gregory R. Page and Jennifer A. Johnson or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at theAnnual Meeting of Stockholders to be held on April 28, 2026 and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2 and 4, and 1 YEAR for Agenda Item 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Corteva Board of Directors’ recommendations, just sign and date on the reverse side; no voting boxes need to be checked. NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS If you are a participant in certain employee savings plans, a trustee for the relevant employee savings plan may vote, as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary, all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, or vote by Internet or telephone. The cut-off date for shares held in employee savings plans is April 24, 2026. The cut-off date for all other shares is April 27, 2026. Continued and to be signed on reverse side